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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Interline Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Interline Brands, Inc.
701 San Marco Boulevard
Jacksonville, Florida 32207
(904) 421-1400

March 25, 2010

Dear Stockholder:

        On behalf of the Board of Directors of Interline Brands, Inc., I am pleased to invite you to the 2010 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, May 6, 2010, at The Hyatt Regency Jacksonville Riverfront, 225 East Coastline Drive, Jacksonville, Florida 32202.

        Detailed information concerning Interline Brands, Inc.'s activities and operations during fiscal year 2009 is contained in our Annual Report, which is enclosed.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. I encourage you to grant your proxy so that your shares will be represented at the Annual Meeting. Information on how you may vote your shares appears in the Proxy Statement. Your shares cannot be voted unless you grant your proxy or attend the Annual Meeting in person.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Grebe Chairman, Chief Executive Officer and President

701 San Marco Boulevard
Jacksonville, FL 32207
(904) 421-1400

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are cordially invited to the 2010 Annual Meeting of Stockholders of Interline Brands, Inc., a Delaware corporation (the "Company"). The meeting will be held at The Hyatt Regency Jacksonville Riverfront, 225 East Coastline Drive, Jacksonville, Florida 32202, on Thursday, May 6, 2010, at 9:00 a.m., Eastern Time, for the purposes of voting on the following matters:

  1.
  The election of three (3) Class III members of the Board of Directors of the Company for a term of three (3) years; and

  2.
  A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

        If you were a stockholder of record at the close of business on March 8, 2010, you are entitled to vote at the meeting. A list of stockholders as of the record date will be available for examination at the meeting.

        Whether or not you expect to attend the Annual Meeting in person, I encourage you to grant your proxy. Stockholders may grant a proxy over the Internet, the telephone or the mail by following the instructions in the Proxy Statement. Granting a proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person.

By Order of the Board of Directors

Michael Agliata Vice President, General Counsel & Secretary

Jacksonville, Florida
March 25, 2010

The Company's Annual Report for the fiscal year ended December 25, 2009, accompanies this notice but is not incorporated as part of the enclosed Proxy Statement and should not be considered part of the proxy solicitation materials.

i

INTERLINE BRANDS, INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Interline Brands, Inc., a Delaware corporation ("Interline" or the "Company"), of proxies to be used at the 2010 Annual Meeting of Stockholders to be held at The Hyatt Regency Jacksonville Riverfront, 225 East Coastline Drive, Jacksonville, Florida 32202, at 9:00 a.m., Eastern Time, on Thursday, May 6, 2010, and any adjournments or postponements thereof.

Distribution and Electronic Availability of Proxy Materials

        This year we are taking advantage of the Securities and Exchange Commission (the "SEC") rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

        We plan to mail the Notice to our stockholders on or about March 25, 2010. We will continue to mail a printed copy of this Proxy Statement and the accompanying form of proxy card to certain of our stockholders and we expect that mailing will begin on or about March 29, 2010.

        We first made available the proxy solicitation materials at www.proxyvote.com on or around March 25, 2010 to all of our stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2009 Annual Report was made available at the same time and by the same methods.

Appointment of Proxy Holders

        Your Board of Directors (the "Board") asks you to appoint Michael Agliata, Vice President, General Counsel and Secretary, and David C. Serrano, Vice President, Finance and Corporate Controller, as your proxy holders to vote your shares at the 2010 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

        If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on March 8, 2010, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on

March 8, 2010, we had 32,740,976 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 8, 2010. There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person, by Internet, by telephone or by mail as described below.

        Voting by Internet.    Go to www.proxyvote.com 24 hours a day, 7 days a week until 11:59 p.m., Eastern Time, the day before the Annual Meeting. Have your Notice or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

        Voting by Telephone.    On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, 7 days a week until 11:59 p.m., Eastern Time, the day before the Annual Meeting. Have your Notice or proxy card in hand when you call and then follow the instructions.

        Voting by Mail.    Mark your selections on the proxy card, date, and sign your name exactly as it appears on the card, then mail it in the enclosed postage-paid envelope. You should mail the proxy card in plenty of time to allow delivery prior to the Annual Meeting. Do not mail the proxy card if you are voting by Internet or by telephone.

        Voting at the Annual Meeting.    Voting by Internet, by telephone or by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by Internet, by telephone or by mail, as it is not practical for most stockholders to attend the Annual Meeting and you can revoke your proxy if you decide to attend and vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

        If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Secretary of the Company at the address of the principal executive offices of the Company prior to the Annual Meeting; or

  •
  by submitting another proxy of a later date prior to the Annual Meeting that is properly executed.

Required Vote; Effect of Broker Non-Votes and Abstentions

  Shares held in "street name" by a broker

        If you are the beneficial owner of shares held in "street name" by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker then, under New York Stock Exchange ("NYSE") rules, your broker will not be authorized to exercise its discretion and vote your shares on "non-routine" proposals, including the election of directors. As a result, a "broker non-vote" occurs. Accordingly, without your instructions, your broker would have discretionary authority to vote your shares only with respect to Proposal 2, appointment of independent registered public accountants.

  Quorum

        A quorum, which is a majority of the outstanding shares as of March 8, 2010, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter. Similarly, broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on "non-routine" proposals.

  Proposal 1: Election of directors

        Directors are elected by an affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 1, abstentions will have no effect on the results of the vote.

  Proposal 2: Appointment of independent registered public accountants

        The appointment of our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast or votes entitled to be cast on the item and will have no effect on the results of the vote.

Solicitation of Proxies

        Interline will pay the cost of printing and mailing management proxy materials. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

        Please promptly vote and grant your proxy over the Internet, the telephone or the mail by following the instructions on your Notice or proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

        All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver's license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee, before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the directors and executive officers of Interline.

Name	Age	Position
Michael J. Grebe	52	Chairman of the Board, Chief Executive Officer and President
Kenneth D. Sweder	40	Executive Vice President and Chief Operating Officer
John A. Ebner	41	Chief Financial Officer and Treasurer
Federico M. Bravo	53	Vice President, Field Sales
James A. Spahn	55	Vice President, Distribution
Michael Agliata	36	Vice President, General Counsel and Secretary
Gideon Argov	53	Director
Michael E. DeDomenico	62	Director
John J. Gavin	53	Director
Barry J. Goldstein	67	Director
Ernest K. Jacquet	63	Director
Randolph W. Melville	51	Director
Charles W. Santoro	50	Director
Drew T. Sawyer	42	Director

Our Board of Directors

        We strive to maintain a skills-based Board comprised of directors whose experience, expertise and competencies add significant value to the Company and its shareholders. We have set forth below information regarding the specific experience, qualifications, attributes and skills that demonstrate the qualities and value each of our directors adds to our Board and led to the conclusion that each director should serve on our Board. In addition, we believe that all of our directors have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as commitment of service to the Company, our Board and our shareholders. We also value their significant experience serving on other public and private boards of directors and board committees.

Director Backgrounds and Qualifications

        Michael J. Grebe has served as Chairman of the Board of Directors and Chief Executive Officer of Interline and Interline Brands, Inc., a New Jersey corporation and our principal operating subsidiary ("Interline New Jersey"), since January 2007, as President, Chief Executive Officer and a director of Interline since June 2004, as Chief Executive Officer of Interline New Jersey since January 2002, as a director of Interline New Jersey since May 2000, and as President of Interline New Jersey since October 1999. Previously, he served as the Chief Operating Officer of Interline New Jersey from November 1998 to June 2004. Prior to joining Interline, Mr. Grebe served as a Group Vice President of Airgas, Inc. ("Airgas") a distributor of industrial gases, from 1997 to 1998. Mr. Grebe joined Airgas following its acquisition of IPCO Safety, Inc., a national distributor of industrial safety supplies, of which he served as President from 1991 to 1996. Mr. Grebe also currently serves on the board of directors of Restaurant Technologies, Inc. As the CEO and President, Mr. Grebe is the only officer to sit on the Boards of Directors of Interline and Interline New Jersey, consistent with past practice. Mr. Grebe's qualifications to serve on our Board include his 20 years of experience serving in senior level leadership positions in distribution companies, and his more than 10 years of experience serving as CEO, President and/or COO of Interline New Jersey.

        Gideon Argov has served as a director of Interline since June 2004 and as a director of Interline New Jersey since August 2001. Mr. Argov is currently the President and Chief Executive Officer of Entegris, Inc., a producer of semi-conductor manufacturing equipment. From 2001 to November 2004, he was a Managing Director of Parthenon Capital. Prior to joining Parthenon Capital, Mr. Argov served as Chairman, President and CEO of Kollmorgen Corporation from 1991 to 2000. Mr. Argov also currently serves on the boards of directors of Entegris, Inc., Fundtech and X-Rite, Inc. During the last five years, Mr. Argov has also served at different times on the boards of directors of Kollmorgen Corporation, Mykrolis Corporation and Helix Technologies. Mr. Argov's qualifications to sit on our Board include his experience as the CEO of another publicly traded company and his more than 20 years of experience serving on the boards of other public companies, including on compensation, audit and governance committees. Mr. Argov also brings with him substantial experience in the areas of international business, product sourcing and operations.

        Michael E. DeDomenico has served as a director of Interline and Interline New Jersey since August 2005. Mr. DeDomenico is currently the Chairman and Chief Executive Officer of NuCO2 Inc., a national distributor of beverage gases and services. Prior to joining NuCO2, Mr. DeDomenico was, from 1998 to July 2000, President and Chief Executive Officer of Praxair Distribution, Inc., a subsidiary of Praxair Inc. Mr. DeDomenico had been employed by Union Carbide Corp. in various capacities since 1969 and when Praxair was spun-off by Union Carbide in 1992, he was named President of Praxair Canada. The following year he was appointed President of Praxair Europe and in March 1998 was named President and Chief Executive Officer of Praxair Distribution. We believe Mr. DeDomenico's qualifications to serve on our Board include his experience as the CEO of another successful distribution company. Through his position as CEO of NuCO2, Mr. DeDomenico has specific experience with issues relating to distribution of consumer products on a national platform in a highly competitive market segment. Mr. DeDomenico also has substantial experience in the areas of international business and operations.

        John J. Gavin has served as lead independent director of Interline and Interline New Jersey since March 2007 and as a director of Interline and Interline New Jersey since June 2004. Mr. Gavin previously served as the Chief Executive Officer, of DBM, Inc., a global human resources consulting firm. Prior to that, Mr. Gavin served as a director, President and Chief Operating Officer of Right Management Consultants from January 1999 to January 2004, and as Executive Vice President of Right Management Consultants from December 1996 through December 1998. Prior to joining Right Management Consultants, Mr. Gavin was with Andersen Worldwide from 1978 through 1996, where he was named a Partner in 1990. Mr. Gavin currently serves on the boards of directors for Dollar Financial Corp., CSS Industries, Inc. and GCA Services, Inc. During the last five years, Mr. Gavin has also served at different times on the boards of directors of DBM, Inc., Catholic Health East, and Opinion Research Corporation. Mr. Gavin's qualifications to sit on our Board include his prior experience as the CEO of an international human resources company, his service on other public and private company boards, his knowledge of distribution operations, his financial expertise, his more than 18 years' experience as a CPA with a Big 6 accounting firm, and his experience with mergers and acquisitions.

        Barry J. Goldstein has served as a director of Interline since June 2004 and as a director of Interline New Jersey since April 2004. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein also currently serves on the boards of directors of Noble Environmental Power, LLC, Kraton Performance Polymers, Inc. and Generac Holdings, Inc. During the last five years, Mr. Goldstein has also served at different times on the boards of directors of Brand Energy & Infrastructure, Inc. and PQ Corporation. Mr. Goldstein's qualifications to sit on our Board include his substantial experience in the areas of international business, sourcing, distribution, operations, capital markets, and acquisitions. Mr. Goldstein also brings to our Board a wealth of expertise in financial and audit matters.

        Ernest K. Jacquet has served as a director of Interline since June 2004, as a director of Interline New Jersey since May 2000, as Chairman of the Board of Directors of Interline and Interline New Jersey from June 2004 to December 2006, and as a director of Wilmar Industries, Inc., our corporate predecessor, from 1995 until May 2000. Mr. Jacquet is a co-founder and Managing Partner of Mentor Partners and CEO and

Executive Producer of AMERICA UNITED: In Support of Our Troops. Previously, he was a Managing Partner of Parthenon Capital from 1998 to 2009. Prior to co-founding Parthenon Capital, Mr. Jacquet was a General Partner at Summit Partners from 1990 to 1998. In the 1980's, he was a Principal at Bain Capital. Mr. Jacquet also currently serves on the boards of I.C. Isaacs, the USA licensee of Marithe+Francois Girbaud, and Xanboo, Inc. During the last five years, Mr. Jacquet has also served at different times on the boards of directors of SSG Precision Optronics, Inc., Atkins Nutritionals, Inc., Creditek, LLC, Pharmedica Holdings, LLC and Spheris, Inc. Mr. Jacquet's qualifications to sit on our Board include his substantial experience in the areas of distribution, capital markets, and mergers and acquisitions.

        Randolph W. Melville has served as a director of Interline and Interline New Jersey since December 2009. Mr. Melville has held multiple senior executive roles with Frito-Lay, Inc from 1993 to 1999 and 2001 to the present, including his current role as Senior Vice President, Frito-Lay North America Sales. From 1999 to 2001, Mr. Melville served as a Senior Vice President at Maytag Corporation. Mr. Melville also held various sales and marketing leadership positions with Procter & Gamble Distributing Company during 1981-1993. Mr. Melville brings significant national sales, marketing and operations experience to our Board. His position as the senior sales executive of Frito-Lay's North American sales division provides the Board with additional skill-sets that add substantial value to the Board, our management and our shareholders. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources, all of which add additional value to our Board.

        Charles W. Santoro has served as a director of Interline since June 2004 and as a director of Interline New Jersey since May 2000. Mr. Santoro is a co-founder and Managing Partner of Sterling Investment Partners, L.P. and Sterling Investment Partners II, L.P. Before founding Sterling Investment Partners in December 1999, Mr. Santoro was Vice Chairman, Investment Banking of Paine Webber Group Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Salomon Smith Barney Inc., in charge of the firm's Multi-Industry Group and New Business Development Group. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border investment banking activities in New York and London. Mr. Santoro is Chairman of Fairway Market and FCX Performance, a member of the board of directors of Western Wats, and also currently serves on the Board of Visitors of Columbia College and on the boards of directors of a number of private companies and foundations. During the last five years, Mr. Santoro has also served on the International Board of Directors of Salomon Smith Barney. Mr. Santoro's qualifications to sit on our Board include his substantial experience in the areas of international business, distribution, capital markets, and mergers and acquisitions.

        Drew T. Sawyer has served as a director of Interline since June 2004 and as a director of Interline New Jersey since May 2000. Mr. Sawyer is currently the co-founder and Managing Partner of 2SV Capital, LLC, a private equity management company. Mr. Sawyer was a founding member and Partner of Parthenon Capital, LLC from inception in 1998 through 2005. Prior to joining Parthenon Capital, Mr. Sawyer was a Principal at The Parthenon Group from 1995 to 1998. Mr. Sawyer serves on the boards of directors of Apache Industrial Services, Inc., Canongate Golf, LLC, CEPS, Inc., and Worcester Air Conditioning, LLC. Mr. Sawyer also currently serves on the board of directors for GoodSports, Inc., a not-for-profit company. During the last five years, Mr. Sawyer has also served at different times on the boards of directors of Nextworth Solutions, Inc., Restaurant Technologies, Inc., Atkins Nutritionals, Inc. and Franco Apparel Group, Inc. Mr. Sawyer's qualifications to sit on our Board include his substantial experience in the areas of distribution, operations, capital markets, mergers and acquisitions, and finance.

Executive Officer Backgrounds

        Kenneth D. Sweder has served as Executive Vice President and Chief Operating Officer of Interline and Interline New Jersey since October 2008, and previously served as Chief Merchandising Officer of Interline and Interline New Jersey since April 2007. Prior to joining Interline, Mr. Sweder was the First Vice President of Property Operations Strategy at Equity Residential Properties from June 2004 to April 2007, a management consultant at Bain & Company from June 2000 to May 2004, and in various positions within the National Corporate Banking division of PNC Bank from July 1991 to May 2000, most recently as Vice President.

        John A. Ebner has served as Chief Financial Officer and Treasurer of Interline and Interline New Jersey since January 2010. Prior to joining Interline, Mr. Ebner spent 13 years with Alltel Corporation where he served in various senior leadership roles including Treasurer, Senior Vice President of Investor Relations, Vice President of Finance – Wireless Operations, Vice President – Industry Relations, and Vice President – Pricing and Product Management. Mr. Ebner served as an investment banker with JP Morgan from 1995 to 1996.

        Federico M. Bravo has served as Vice President, Field Sales of Interline since June 2004 and Vice President, Field Sales of Interline New Jersey since October 2001. Mr. Bravo previously served as the National Sales Manager, Director of Sales and Vice President, Sales of Interline New Jersey. Prior to joining Interline New Jersey in 1996, Mr. Bravo served as Vice President of Sales of HMA Enterprises, Inc., a Texas-based MRO parts wholesaler, from 1987 to 1996. Mr. Bravo served as Vice President, Sales for Cherokee Holdings, Inc., a Houston-based MRO wholesaler, from 1985 to 1987.

        James A. Spahn has served as Vice President, Distribution of Interline and Interline New Jersey since 2002. Mr. Spahn previously served as General Manager and Regional Vice President of Sales of our Detroit distribution center from July 1999 to November 2002. Prior to joining Interline, Mr. Spahn served as the Director of Sales from 1996 to 1999 with The Crown Group (automotive) and as the Director of Operations and Vice President of Sales from 1989 to 1996 with Thermofil, Inc. Mr. Spahn also worked for the DuPont Company from 1976 to 1989, during which time he held various positions in the areas of sales, operations, technical service and personnel.

        Michael Agliata has served as Vice President, General Counsel and Secretary of Interline and Interline New Jersey since March 2009. Mr. Agliata previously served as Corporate Counsel for Interline and Interline New Jersey from July 2007 to March 2009 and as Assistant Secretary from March 2008 to March 2009. Prior to joining Interline, Mr. Agliata was a practicing attorney in the Jacksonville, Florida office of Holland & Knight LLP from April 2004 to April 2007 and in the Miami and Fort Lauderdale offices of Fowler White Burnett, P.A. from July 1999 through April 2004.

        There are no family relationships among any of our directors or executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

        Our Board of Directors currently includes nine directors divided into three separate classes, designated as Class I, Class II and Class III, with the directors in each class serving staggered three-year terms. Each class should consist, as nearly as possible, of one-third of the directors constituting the entire board. At present, Michael E. DeDomenico, John J. Gavin and Ernest K. Jacquet are serving as Class I directors; Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer are serving as Class II directors; and Michael J. Grebe, Gideon Argov and Randolph W. Melville are serving as Class III directors. At this, the 2010 Annual Stockholders' Meeting, the term of office of the Class III directors will expire and new Class III directors will be elected for a full term of three years. At the 2011 Annual Stockholders' Meeting, the term of office of the Class I directors will expire and new Class I directors will be elected for a full term of three years. At the 2012 Annual Stockholders' Meeting, the term of office of the Class II directors will expire and new Class II directors will be elected for a full term of three years.

The Nominees

        The Nominating & Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the three persons listed below for election as Class III directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Your Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by your Board of Directors to fill the vacancy.

General Information About Nominees

        The age and board committee position with Interline, if any, of each nominee appears below. Ages are as of March 8, 2010. Information regarding the business experience during at least the last 10 years and directorships of other publicly owned corporations of each director, as applicable, can be found above under "Our Board of Directors and Executive Officers."

Name	Age	Position
Michael J. Grebe	52	Chairman of the Board
Gideon Argov	53	Chairman of the Compensation Committee and Nominating & Governance Committee Member
Randolph W. Melville	51	Compensation Committee Member

Vote Required

        An affirmative vote of the plurality of shares present in person or represented by proxy and entitled to vote will elect the three nominees as Class III directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted FOR the nominees.

        Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class III directors of Interline.

Meeting Attendance

        Our Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to spend the time they need and meet as frequently as necessary to discharge their responsibilities properly. The Chairman of the Board presides at all meetings of the Board, not including meetings of the non-employee Directors. In the absence of the Chairman of the Board, the Lead Independent Director or in the absence of the Lead Independent Director, a Director chosen by a majority of the Directors present, will preside at the meeting. The Lead Independent Director presides at all meetings of the non-employee Directors. In the absence of the Lead Independent Director, a Director chosen by the majority of members present will preside at the meeting. Overall, from December 27, 2008 through December 25, 2009, our Board met 10 times. All of our Directors attended at least 75% of the regular meetings of the Board and at least 75% of all meetings of committees on which they served in 2009. A total of seven Directors attended our 2009 Annual Meeting of Stockholders.

Committees

        Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating & Governance Committee and the Compensation Committee.

        The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. Messrs. Gavin, Goldstein and Sawyer are currently serving on the Audit Committee. Mr. Goldstein serves as Chairman of the Audit Committee and also qualifies as an independent "audit committee financial expert," as such term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee of the Company met nine times between December 27, 2008 and December 25, 2009. A copy of the charter adopted by the Board of Directors for the Audit Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        The Nominating & Governance Committee has the authority to identify individuals qualified to become board members and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles applicable to the Company; oversee the evaluation of the Board and management; and annually evaluate its performance. The Nominating & Governance Committee currently consists of Messrs. Argov, Gavin and Jacquet. Mr. Gavin serves as Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee of the Company met two times between December 27, 2008 and December 25, 2009. A copy of the charter adopted by the Board of Directors for the Nominating & Governance Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 2000 Stock Award Plan and 2004 Equity Incentive Plan. The Compensation Committee currently consists of Messrs. Argov, DeDomenico, Melville and Santoro. Mr. Argov serves as Chairman of the Compensation Committee. The Compensation Committee of the Company met six times between December 27, 2008 and December 25, 2009. A copy of the charter adopted by the Board of Directors for the Compensation Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        We believe that all members of the Audit, the Nominating & Governance and the Compensation Committees meet the independence standards of the NYSE and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Independence of Board Members

        Our Board reviews each Director's independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless the Nominating & Governance Committee determines that the Director has no material relationship with us that would affect the Director's independence and the Director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a Director has a relationship with us that could affect his or her independence, in our Corporate Governance Guidelines we have identified the following categories of relationships which should not affect a Director's independence and therefore are deemed immaterial:

  •
  a Director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company for which he or she serves as an executive officer;

  •
  a Director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer of and such indebtedness is not past due; and

  •
  a Director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose).

        The following relationships, amongst others, will be considered material relationships that would impair a Director's independence, absent a determination by the Board to the contrary:

  •
  a Director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis; and

  •
  a Director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

        Business relationships, other than those enumerated above, between the Company and an entity for which the Director or an immediate family member serves as an officer or general partner or of which the Director or an immediate family member is the owner of more than five percent of the outstanding equity interests will be evaluated by reference to the following criteria:

  •
  is the business arrangement usually and customarily offered to customers or suppliers by the Company?

  •
  is the arrangement offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers or suppliers under similar circumstances?

  •
  in the event that (i) a proposed arrangement was not made or (ii) an existing arrangement was terminated in the normal course of business, would that action reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient?

        Our Board reviewed director independence based on an application of these categorical standards and has determined that each of our Directors, other than Michael J. Grebe, our Chairman, Chief Executive Officer and President, is an "independent director" in accordance with the corporate governance rules of the NYSE.

Communications with the Board

        Stockholders and other interested parties may communicate with the Board of Directors, including non-employee Directors, by submitting such communications in writing to the following address: Board of Directors, Interline Brands, Inc., c/o Legal Department, 701 San Marco Boulevard, Jacksonville, Florida 32207. Such communications will be delivered directly to the Board or the appropriate member or members of the Board.

Executive Sessions of Non-employee Directors

        To promote open discussion among the non-employee Directors, and in accordance with NYSE corporate governance requirements, the Board schedules regular executive sessions (at least quarterly) in which those Directors meet without management participation. Effective March 1, 2007, the Board elected Mr. Gavin as Lead Independent Director to preside over executive sessions. In the absence of the Lead Independent Director, a Director chosen by the majority of members present at the session will preside over the executive session.

Corporate Governance Guidelines

        Our Board and management have a strong commitment to effective corporate governance. The Company adopted a comprehensive corporate governance framework for its operations (the "Corporate Governance Guidelines") in preparation for its initial public offering of December 16, 2004. The key items addressed by the Corporate Governance Guidelines are:

  •
  Director qualification standards.

  •
  Director responsibilities.

  •
  Director access to management.

  •
  Director compensation.

  •
  Director orientation and continuing education.

  •
  Management succession.

  •
  Annual performance evaluation of the Board.

        A copy of the Corporate Governance Guidelines is available on the Company's website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Code of Conduct and Ethics

        On December 11, 2004, the Board adopted a Code of Conduct and Ethics on behalf of the Company. The Code of Conduct and Ethics applies to all of the Company's Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. Our Code of Conduct and Ethics is posted on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Board Leadership Structure

        Michael J. Grebe serves as both our Chairman of the Board and Chief Executive Officer. The independent Board members have determined that the most effective Board leadership structure for Interline at the present time is for the CEO to also serve as Chairman of the Board, a structure that has served Interline well for several years. In Mr. Grebe's role as CEO, he has primary responsibility for the day-to-day operations of the Company and for executing the Company's strategy. In Mr. Grebe's role as Chairman of the Board, he sets the strategic priorities of the Board (with input from the Lead Independent Director), presides over its meetings and communicates its strategic findings and guidance to management. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and thereby advances the best interests of all stockholders.

        The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability:

  •
  As discussed above, Mr. Gavin, Chairman of the Nominating & Governance Committee, also serves as the Lead Independent Director. The Chairman of the Board and the Lead Independent Director together set the agenda for all Board meetings, and the Lead Independent Director sets the agenda for, and leads, all executive meetings of the non-employee Directors. The Lead Independent Director also has the authority to call meetings of the Board of Directors in executive session; facilitates discussions, outside of scheduled Board meetings, among the independent directors on key issues as required; and serves as a non-exclusive liaison with the Chairman and CEO, in consultation with the other independent Directors.

  •
  At each regularly scheduled Board meeting, all non-management Directors meet in an executive session without the management Director.

  •
  All of our Directors, except the Chairman and CEO, are independent Directors, which is substantially above the NYSE requirement that a majority of directors be independent. Each of the Audit, Nominating & Governance and Compensation Committees is comprised solely of independent Directors.

  •
  Interline's Corporate Governance Guidelines also ensure that the other independent members of the Board are involved in key aspects of governance. For example, any Director may request that the Lead Independent Director call an executive meeting of the Board. Additionally, the Chairman and CEO regularly solicits suggestions from the Directors for presentations by management at Board and Committee meetings. Furthermore, each Board member has full and free access to the Company's management and employees.

Board Oversight of Material Risks

        The Board of Directors recognizes that, although risk management is primarily the responsibility of our management team, the Board plays a critical role in the oversight of material risks. The Board carries out its responsibilities relating to risk oversight by delegating certain specific risk areas to the Board committee whose duties and areas of expertise are best suited to each material risk. For example, material risks relating to the Company's compensation policies and practices are overseen by the Compensation Committee. Each committee reports regularly to the Board on these risks, ensuring full visibility by the Board. The Board and its committees are supported by our General Counsel, who serves as management's principal risk liaison to the Board. We view risk oversight and management as a concerted effort amongst the Board and its committees, our senior management team and our Internal Audit Department. While our General Counsel is the principal management liaison with the Board on risk oversight, our CEO, CFO and Vice President of Internal Audit also play key roles in identifying material risks to our business, communicating those risks to the Board, and assisting the Board in taking timely and appropriate action to address those risks.

Risk and Compensation Policies

        The Company's management, at the direction of our Board of Directors and with the guidance of our independent compensation consultant, Frederic W. Cook & Company, Inc., has reviewed the Company's compensation policies, plans and practices to determine if they create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management has reviewed the Company's various compensation plans – including commission plans, incentive and bonus plans, equity award plans, and severance compensation – to evaluate risks and the internal controls the Company has implemented to manage those risks. Such controls include multiple performance metrics, incentive payment caps (such as maximum bonuses), use of corporate-wide financial measures, clawbacks primarily related to equity awards, stock ownership guidelines, and Board and Board Committee oversight and approvals. In completing this evaluation, the Board and management believe that there are no unmitigated risks created by the Company's compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company.

Director Nominations

        At present, the Nominating & Governance Committee is responsible for identifying qualified candidates and making recommendations to the Board for nominees for election or re-election to our Board. In identifying director candidates, the Nominating & Governance Committee follows the Board's "Selection Criteria for Board Membership," which is aimed at comprising a skill-based board with diverse personal and professional backgrounds. Accordingly, the Nominating & Governance Committee considers a number of factors in selecting director candidates, including:

  •
  the experience, skills, qualifications and background of the existing directors, so that we maintain a body of directors who can provide a broad and varied range of experience, skills and knowledge to their roles as directors;

  •
  whether the experience, skills, qualifications and background of the candidate will not only complement, but will also supplement, that of the existing Board;

  •
  the ethical standards and integrity in personal and professional dealings of the candidate;

  •
  the independence of the candidate under legal, regulatory and other applicable standards;

  •
  the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate will not serve on the boards of directors of more than three other public companies;

  •
  the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

  •
  the willingness of the candidate to be accountable for his or her decisions as a director; and

  •
  such other attributes of the candidate and external factors as the Board deems appropriate.

        In addition, the Board is committed to promoting Interline's core values and maintaining its tradition of inclusion and follows our policy of non-discrimination on the basis of gender, race, religion or national origin when identifying director nominees.

        The Nominating & Governance Committee and our Board have the discretion to weigh these factors as appropriate. The importance of these factors may vary from candidate to candidate.

        In addition, the Nominating & Governance Committee will consider candidates recommended by our stockholders. Stockholders can submit the name and qualifications of any candidate to our Nominating & Governance Committee, in accordance with the procedures and requirements set forth in our by-laws, by following the procedures described above under "Communications with the Board". The Nominating & Governance Committee may make such additional inquiries of the candidate or the proposing stockholder as it deems appropriate or necessary to allow the Nominating & Governance Committee to evaluate the stockholder's proposed candidate on the same basis as those candidates referred through directors, members of management or executive search firms. The Nominating & Governance Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

Rights Agreement

        On March 16, 2010, the Board approved an amendment to our Rights Agreement to accelerate the final expiration date from March 22, 2012 to March 17, 2010. As a result of this amendment, as of the close of business on March 17, 2010, the rights issued under the Rights Agreement were no longer exercisable and the Rights Agreement was effectively terminated.

DIRECTOR COMPENSATION

        Our Directors, other than those who are our employees, receive an annual retainer of $40,000. The Lead Independent Director receives, in addition to the annual retainer, an annual fee of $10,000; the Chair of the Audit Committee receives, in addition to the annual retainer, an annual fee of $10,000; and the Chairs of the other committees of our Board receive, in addition to the annual retainer, annual fees of $5,000 each. All fees are payable quarterly. At the election of the respective Director, fees are payable in either cash, shares of our common stock or deferred stock units ("DSUs").

        Each non-employee Director also receives an annual award of stock options and DSUs with an approximate total award value of $100,000. The options, which vest one year after the date of grant, give each non-employee Director the right to purchase shares of our common stock with a fair market value exercise price as of the date of grant. The DSUs are paid in common stock upon the earlier of a change in control or one year after the Director leaves the Board, thereby effectively serving as a stock ownership guideline.

        No additional fees are paid to Directors for attendance at board or committee meetings. All Director compensation is contingent upon a Director attending a minimum of 75% of our regular meetings each year. Options, restricted stock awards, DSUs and shares of common stock are awarded under, and governed by, our 2004 Equity Incentive Plan.

        The following table summarizes the fees and other compensation that our non-employee Directors earned for services as members of the Board of Directors or any committee of the Board of Directors during the fiscal year ended December 25, 2009.

Name	Fees Earned or Paid in Cash		Stock Awards (1)		Option Awards (1)	Total
Gideon Argov	$45,000		$55,388		$45,975	$146,363
Michael E. DeDomenico	$40,000	(2)	$55,388		$45,975	$141,363
John J. Gavin	$55,000		$55,388		$45,975	$156,363
Barry J. Goldstein	$50,000		$55,388		$45,975	$151,363
Ernest K. Jacquet	$40,000		$55,388		$45,975	$141,363
Randolph W. Melville	$—		$83,850	(3)	$—	$83,850
Charles W. Santoro	$40,000		$55,388		$45,975	$141,363
Drew T. Sawyer	$40,000		$55,388		$45,975	$141,363

(1)
Represents the aggregate amount of grant date fair value (computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, see our Annual Report on Form 10-K for a complete description of the valuation assumptions used in valuing our share-based compensation).

(2)
As elected by the Director, includes $39,973 paid in common stock.

(3)
Represents a restricted share unit award granted when Mr. Melville joined our Board of Directors in December 2009, which vests over three years on each of the first three anniversaries of the date of grant, contingent upon continued service as a member of the Board of Directors of the Company through each applicable date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number and percentage of our outstanding shares of common stock beneficially owned by (i) our named executive officers and each of our Directors individually, (ii) all executive officers and Directors as a group and (iii) certain principal stockholders who are known to us to be the beneficial owner of more than five percent of our common stock as of March 8, 2010:

	Common Stock
Name and Address(1)	Shares	Percentage
Michael J. Grebe(2)	979,783	2.9
Kenneth D. Sweder(3)	61,696	*
John A. Ebner	10,000	*
Federico M. Bravo(4)	226,040	*
James A. Spahn(5)	192,036	*
Michael Agliata(6)	3,273	*
Gideon Argov(7)	52,578	*
Michael E. DeDomenico(8)	52,364	*
John J. Gavin(9)	74,387	*
Barry J. Goldstein(10)	69,100	*
Ernest K. Jacquet(11)	30,000	*
Randolph W. Melville	—	*
Charles W. Santoro(11)	30,000	*
Drew T. Sawyer(11)	41,000	*
FMR LLC(12)	4,865,566	14.9
T. Rowe Price Associates, Inc.(13)	3,835,700	11.7
Columbia Wanger Asset Management, L.P.(14)	3,135,000	9.6
Chilton Investment Company, LLC(15)	2,257,261	6.9
Dimensional Fund Advisors LP(16)	1,800,853	5.5
TimesSquare Capital Management, LLC(17)	1,757,600	5.4
All executive officers and directors as a group (14 persons)	1,822,257	5.3

*
Indicates less than 1% ownership.

(1)
Unless otherwise noted, the business address is Interline Brands, Inc., 701 San Marco Boulevard, Jacksonville, Florida 32207.

(2)
Includes 864,647 shares of common stock issuable pursuant to stock options. Includes indirect ownership of 1,125 shares of common stock held by The Katelynn Bree Nily Trust, an irrevocable trust over which Mr. Grebe's wife has investment control. Mr. Grebe disclaims beneficial ownership of the shares held by The Katelynn Bree Nily Trust.

(3)
Includes 9,149 restricted share units that vest on April 30, 2010 and 44,818 shares of common stock issuable pursuant to stock options.

(4)
Includes 207,991 shares of common stock issuable pursuant to stock options.

(5)
Includes 177,108 shares of common stock issuable pursuant to stock options.

(6)
Includes 2,778 shares of common stock issuable pursuant to stock options.

(7)
Includes 40,000 shares of common stock issuable pursuant to stock options and 6,578 shares of common stock issuable pursuant to deferred stock units. Excludes 7,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(8)
Includes 37,500 shares of common stock issuable pursuant to stock options and 5,845 shares of common stock issuable pursuant to deferred stock units. Excludes 7,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(9)
Includes 60,000 shares of common stock issuable pursuant to stock options and 3,387 shares of common stock issuable pursuant to deferred stock units. Excludes 7,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(10)
Includes 60,000 shares of common stock issuable pursuant to stock options. Excludes 7,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(11)
Includes 30,000 shares of common stock issuable pursuant to stock options. Excludes 7,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(12)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, FMR LLC, which is a registered investment advisor, has sole voting power with respect to 1,414,452 shares and sole dispositive power with respect to 4,865,566 shares. The business address is 82 Devonshire Street, Boston, Massachusetts 02109.

(13)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, T. Rowe Price Associates, Inc., which is a registered investment advisor, has sole voting power with respect to 859,600 shares and sole dispositive power with respect to 3,835,700 shares. These securities are owned by various individuals and institutional investors, including T. Rowe Price New Horizons Funds, Inc., which owns 1,750,000 shares representing 5.3% of the shares outstanding), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, Columbia Wanger Asset Management, L.P., which is a registered investment advisor, has sole voting power with respect to 2,982,000 shares and sole dispositive power with respect to 3,135,000 shares. The business address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(15)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, Chilton Investment Company, LLC, which is a registered investment advisor, has sole voting power with respect to 2,257,261 shares and sole dispositive power with respect to 2,257,261 shares. The business address is 1266 East Main Street, 7th Floor, Stamford, Connecticut 06902.

(16)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, Dimensional Fund Advisors LP, which is a registered investment advisor, has sole voting power with respect to 1,736,838 shares and sole dispositive power with respect to 1,800,853 shares. The business address is Palisades West, Building One, 6300 Bee cave Road, Austin, Texas 78746.

(17)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2009, TimesSquare Capital Management, LLC, which is a registered investment advisor, has sole voting power with respect to 1,635,500 shares and sole dispositive power with respect to 1,757,600 shares. The business address is 1177 Avenue of the Americas, 39th Floor, New York, NY 10036.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. We are required to disclose any failure to file these reports by the required due dates. All of the filing requirements were satisfied in a timely manner during our fiscal year ended December 25, 2009 with the following exceptions: Mr. Sweder – one Form 4 reporting a single transaction of the partial vesting of a previously disclosed time-based restricted share unit award was filed late. This filing was late due to administrative error.

EQUITY COMPENSATION PLANS

        The following table sets forth information as of December 25, 2009 regarding compensation plans under which the Company's equity securities are authorized for issuance:

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,114,046	(1)	$17.53	(2)	2,546,659
Equity compensation plans not approved by security holders	—		—		—

Total	4,114,046	(1)	$17.53	(2)	2,546,659

(1)
Includes 452,376 restricted share units and 68,310 deferred stock units granted to management and non-employee Directors, respectively, pursuant to the 2004 Equity Incentive Plan.

(2)
The weighted-average exercise price excludes restricted share units and deferred stock units.

        Further, as of December 25, 2009, there were 3,593,360 stock options outstanding with a weighted-average exercise price of $17.53 and a weighted-average remaining term of 5.1 years and 531,036 full value shares outstanding under our equity compensation plans. As of December 25, 2009, there were 2,546,659 shares remaining to be awarded under our equity compensation plans (2,541,602 under the 2004 Equity Incentive Plan and 5,057 under the 2000 Stock Award Plan).

2000 Stock Award Plan

        Under the Company's 2000 Stock Award Plan (the "2000 Plan"), the Company's Compensation Committee may award a total of 6,395 shares of the Company's common stock in the form of incentive stock options (which may be awarded to key employees only), non-qualified stock options, stock appreciation rights ("SARs"), and restricted stock awards, all of which may be awarded to its directors, officers, key employees and consultants. Shares subject to any unexercised options granted under the 2000 Plan, which have expired or terminated, become available for issuance again under the 2000 Plan. During any one-year period during the term of the 2000 Plan, no participant may be granted options which in the aggregate exceed 2,741 shares of the Company's common stock authorized for issuance pursuant to the 2000 Plan. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of the Company's common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of Interline's stock may not be less than 110% of the fair market value of a share of its common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. SARs may be granted either in tandem with another award or freestanding and unrelated to another award. The Company's Compensation Committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares. The Company's Compensation Committee has full discretion to administer and interpret the 2000 Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable, and to determine the persons eligible to receive awards, the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised. As of December 25, 2009, there were 5,057 shares remaining to be awarded under the 2000 Plan. No shares have been granted under the 2000 Plan since February 2003.

2004 Equity Incentive Plan

        During 2004, the Company adopted the 2004 Equity Incentive Plan, (the "2004 Plan"), under which the Company may award 3,175,000 shares in the form of incentive stock options, non-qualified stock options, SARs, restricted stock, restricted share units ("RSUs"), DSUs and stock bonus awards, all of which may be awarded to any employee, director, officer or consultant of the Company. In May 2006, the stockholders of the Company approved an amendment to the 2004 Plan to increase the number of shares of the Company's common stock reserved for issuance under the 2004 Plan by 2,000,000 shares and to further restrict the re-pricing of awards granted under the 2004 Plan without first obtaining approval by the Company's stockholders. In May 2008, the stockholders of the Company approved amendments to the 2004 Plan, including to increase the number of shares of common stock reserved for issuance and available for grants thereunder to 3,800,000 as of January 1, 2008 and to change the method by which shares subject to full value awards granted thereunder are counted against the 2004 Plan's share limit. Effective January 1, 2008, shares subject to grants of full value awards, or awards other than options or SARs, count against the applicable share limits under the 2004 Plan as 1.8 shares for every 1 share granted, while shares subject to stock options or SARs count against the applicable share limits as 1 share for every 1 share granted.

        Under the 2004 Plan, if any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award will again be available for future grants. In addition, shares owned by a participant that are used to pay the exercise price of options will again be available for future grants. No participant may be granted awards of options or SARs with respect to more than 750,000 shares of common stock in any one calendar year, provided that such number shall be adjusted on account of changes in the capital structure, and shares otherwise counted against such number, only in a manner that will not cause options or SARs granted under the 2004 Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). No more than 250,000 shares of common stock may be granted under the 2004 Plan with respect to restricted share units or restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code in any one calendar year to any one participant.

        Our Compensation Committee administers our 2004 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award or who will be granted authority to grant awards under the 2004 Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Equity Incentive Plan, the number of shares covered by awards then outstanding under our 2004 Plan, the limitations on awards under our 2004 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

        As of December 25, 2009, there were 2,541,602 shares remaining to be awarded under the 2004 Plan. The 2004 Plan will expire in December 2014, and no further awards may be granted after that date.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2010 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the year ended December 25, 2009, as filed with the SEC.

                      COMPENSATION COMMITTEE
                      Mr. Gideon Argov, Chairman
                      Mr. Charles W. Santoro
                      Mr. Michael E. DeDomenico
                      Mr. Randolph W. Melville

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion describes our executive compensation philosophy and compensation programs and how they are applied to our Chief Executive Officer ("CEO") and our other executive officers whose compensation is listed in the Summary Compensation Table and discussed below (our "named executive officers"). This discussion should be read in conjunction with the other compensation information contained in this Proxy Statement.

        Our executive compensation objectives, policies and programs are established by the Compensation Committee. The Compensation Committee is responsible for the following:

  •
  making recommendations to the Board with respect to the compensation of the Chairman of the Board and CEO for approval by a majority of the Directors who are independent directors pursuant to the Company's Corporate Governance Guidelines;

  •
  reviewing the compensation of all executive officers (excluding the Chairman and CEO);

  •
  approving and administering all incentive compensation plans; and

  •
  assisting the Board in its oversight of the development, effectiveness and implementation of our compensation policies and strategies.

        The Compensation Committee engages Frederic W. Cook & Co. (the "Consultant") as its compensation consultant to assist the Compensation Committee in assessing best practices with respect to compensation trends and to recommend a relevant group of peer companies against which to assess, among other things, the competitiveness and appropriateness of our executive compensation. In addition to the annual competitive assessment, the compensation consultant provided assistance to us with the following projects and activities relating to our 2009 fiscal year:

  •
  designing the 2009 annual bonus and long-term incentive compensation programs;

  •
  hiring a new Chief Financial Officer in January 2010;

  •
  designing the 2009 director compensation program;

  •
  reviewing the Company's annual Proxy Statement disclosure pertaining to executive compensation; and

  •
  reviewing and complying with recent rule changes adopted by the Securities and Exchange Commission relating to Proxy Statement disclosure.

        Our CEO recommends to the Compensation Committee annual compensation for other executive officers, as well as any new employment contracts or changes to existing contracts.

General Compensation Philosophy

        Our compensation program is designed to:

  (i)
  attract, retain, motivate and reward highly qualified executive management who drive the execution of our long-term business strategy and, in turn, generate shareholder value;

  (ii)
  align employee interests with stockholder interests by providing that a significant percentage of compensation is contingent on corporate performance;

  (iii)
  create appropriate incentives for executive management without encouraging unnecessary risk-taking;

  (iv)
  maintain a simple, consistent, equitable and transparent framework that permits flexibility and room for judgment; and

  (v)
  use compensation judiciously to achieve business objectives without undue transfer of value to employees.

        The primary elements of compensation for our named executive officers are: base salary, annual non-equity incentive and equity compensation. We do not maintain any post-retirement benefit plans solely for our named executive officers and we provide limited perquisites to our named executive officers. There are no benefit plans that are available to our named executive officers that are not also available on the same terms to other employees.

        Our elements of compensation are designed to be competitive with comparable employers. The peer group which we used for determining 2009 compensation (our "2009 peer group"), which took into account the recommendation of the Consultant, was based on companies of a similar size and business to us and was reviewed and selected by the Compensation Committee. Our 2009 peer group includes: American Woodmark, Apogee Enterprises, Applied Industrial Technologies, Barnes Group, Beacon Roofing Supply, BlueLinx, Inc., Builders Firstsource, Kaman, Lawson Products, MSC Industrial Direct, Middleby, Pool and Watsco. Airgas and Keystone Automotive Industries, two members of our 2008 peer group, were excluded from the 2009 peer group (we eliminated Airgas as a result of changes in respective market capitalizations, and we eliminated Keystone because it was acquired by another entity), and BlueLinx was added because its size and business was relatively similar to ours. In this regard, the Consultant provides the Compensation Committee with information regarding the 25th percentile, median and 75th percentile levels of total direct compensation (salary, annual bonus and long-term incentive) provided by members of the 2009 peer group to their respective named executive officers. The Compensation Committee reviews this information with the Consultant and the CEO. We believe that compensation that falls within the 25th percentile and 75th percentile is generally competitive in comparison to the 2009 peer group companies, taking into account the Company's revenues, net income, market capitalization and employees as compared to the 2009 peer group companies, with compensation below the median being at the lower end of the competitive range and compensation above the median being at the higher end of the competitive range. The Company uses this range of compensation levels to assess the extent to which the compensation provided to the Company's named executive officers is generally consistent with (or significantly inconsistent with) that offered by the 2009 peer group companies to their named executive officers, but the Company does not peg any particular element of compensation (or total compensation) to any specific targeted peer group level. The Compensation Committee also reviews specific relevant factors for each named executive officer (including his or her performance and accomplishments, the extent to which the position is critical to the Company, length of service and difficulty of recruiting, and other factors described below under "Compensation Program – Base Salaries" and "Compensation Program – Equity Compensation"), in making its determinations that the compensation level is appropriate for the named executive officer.

        Our compensation program is also designed to align management's incentives with the long-term interests of our stockholders. We believe we can increase our stockholders' value over the long-term by (i) attaining earnings growth through increased sales, improved gross margins and lower operating costs and (ii) carefully managing free cash flow to weather current challenging economic conditions and best position the Company for long-term growth. Accordingly, our 2009 annual non-equity incentive compensation program for our named executive officers, in addition to rewarding achievement by each individual of his or her personal performance objectives, also is based on performance targets that reward earnings growth and achievement of (or exceeding) budgeted free cash flow.

Compensation Program

        The compensation elements that make up our compensation program, and the relative value of each component, are selected to achieve the aforementioned objectives and are as follows:

Base Salaries

        Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help us attract and retain the talent needed to meet the challenges of the competitive industry in which we operate while maintaining an acceptable level of fixed costs. Our actions with respect to base salaries are based upon our evaluation of the responsibility and scope of each position, the level of compensation for comparable positions in our industry, executive performance over an extended period of time, and the value and potential value to the executive of other elements of our compensation program.

        The Company generally determines base salaries and other cash compensation for the Company's named executive officers based upon consideration of the following material factors: (1) the Company's evaluation of the named executive officer's performance in the preceding fiscal year; (2) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position; (3) the extent to which the current base salary level is within (or outside) the 2009 peer group's 25th-75th percentile levels range for base salaries for comparable positions in the Company's industry (and whether it is at the lower end or the upper end of such range); (4) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (5) any specific requirements set forth in a named executive officer's employment agreement; (6) the named executive officer's length of service and his performance over an extended period of time; (7) general economic conditions (such as the effect of inflation); and (8) the value and potential value to the executive of the other elements of the Company's compensation program. The Company does not provide any additional weighting to any single factor and all of the above considerations are addressed collectively in the determination of the named executive officer's base salary level.

        For 2009, at the specific request of senior management, the Compensation Committee and Board of Directors decided to freeze executive base salaries at 2008 levels. This decision was not based on individual executive performance, but was made in response to extraordinary challenges in the global economy and the resulting impact on the Company's financial performance. Base salaries for our named executive officers in 2009 were as follows:

Named Executive Officer and Principal Position	2009 Salary
Michael J. Grebe Chairman, President and Chief Executive Officer	$630,000
Thomas J. Tossavainen(1) Former Chief Financial Officer and Treasurer	$278,876
Kenneth D. Sweder Executive Vice President and Chief Operating Officer	$350,000
Federico M. Bravo Vice President, Field Sales	$297,528
Lucretia D. Doblado Chief Information Officer	$264,600

(1)
Mr. Tossavainen's employment with the Company terminated on January 8, 2010.

        We believe our salary structure provides a framework for an equitable compensation ratio between executives, with higher salaries for jobs having greater duties and responsibilities. The amount of base salary is taken into account and affects the amount of annual bonuses for our named executive officers, because the target annual bonus for each of our named executive officers is expressed as a specified percentage of his or her base salary.

Annual Non-Equity Incentive Compensation (Annual Bonuses)

        Pursuant to the terms of our Executive Cash Incentive Plan, our annual non-equity incentive compensation, or annual bonuses, is intended to motivate and reward performance by providing cash bonus payments based upon meeting and exceeding performance goals. Upon achievement of the required performance goals, individual awards are determined as variable percentages of the executives' base salaries, depending on the extent to which performance goals are attained. Bonuses are determined based on audited financial statements. The Compensation Committee confirms achievement of those goals before payments are made. Payments for the prior year are typically made within 75 calendar days of the following fiscal year-end. The Compensation Committee approves the performance goals for the then current year typically on or around the same time that the Compensation Committee confirms the achievement of the prior-year performance goals.

        2009 Bonuses.    The Compensation Committee determined that, for the 2009 fiscal year, the annual bonus would be earned based on three separate components: (1) one-third of the annual bonus would be dependent upon achieving certain targets relating to earnings per share, or EPS, adjusted for certain non-recurring items as approved by the Compensation Committee, or adjusted EPS (the "adjusted EPS component"); (2) one-third of the annual bonus would be dependent upon achieving certain targets relating to free cash flow (the "free cash flow component"); and (3) the remaining one-third of the annual bonus would be determined by the Compensation Committee in its discretion (the "discretionary component"), primarily based on individual performance goals to be determined in the sole discretion of the Compensation Committee (upon recommendation of the CEO for those named executive officers other than himself).

        The Compensation Committee believed that each of the adjusted EPS component (which is tied to creation of shareholder value), the free cash flow component (which reflects the effectiveness of working capital management, and the importance of liquidity and capital flexibility) and the discretionary component (which is intended to balance the focus on financial measures with a combination of individual performance and a targeted assessment by the CEO and the Compensation Committee of 2009 performance beyond formulaic targets) were all equally important and determined that each deserved an equal one-third weighting. In addition, the Compensation Committee believed that adding the discretionary component to the annual bonus program was especially appropriate for 2009 as a means to provide the Committee with a level of flexibility to incentivize and reward superlative individual performance on key long-term projects and initiatives, as well as address specific retention issues, given the extremely high level of global economic uncertainty that existed at the time the plan was adopted.

        Under the terms of our Executive Cash Incentive Plan, bonus amounts for an executive may not exceed the smallest of (x) 200% of such executive's base salary, (y) $5,000,000 and (z) 2.5% of adjusted EBITDA (in the case of Mr. Grebe and Mr. Sweder) and 1% of adjusted EBITDA (in the case of Mr. Tossavainen, Mr. Bravo and Ms. Doblado). Thus, if there is no positive adjusted EBITDA, no annual bonus would be payable. For this purpose, "adjusted EBITDA" means the Company's net income plus interest expense (income), net change in fair value of interest rate swaps, cumulative effect of change in accounting principle, (gain) loss on extinguishment of debt, loss on impairment of assets (including but not limited to goodwill and intangibles), (gain) loss on sale of assets, equity or debt offering and related expenses, provision for income taxes and depreciation and amortization, but excluding any impairment of goodwill or intangibles and any gains or losses on the sale of assets. In addition, no 2009 annual bonuses will be earned if the Company's ratio of net total indebtedness to adjusted consolidated EBITDA exceeds, or is expected to exceed, the maximum ratio permitted for 2009 or 2010 under the Company's credit facility (3.5 times). This additional restriction was added to the bonus program to be consistent with the covenants under the Company's credit facility.

        For the 2009 fiscal year, the target and maximum bonuses (as a percentage of base salary) that could be earned in 2009 by our named executive officers were:

Name	Target	Maximum(1)
Michael J. Grebe	100%	183.35%
Thomas J. Tossavainen	50%	91.68%
Kenneth D. Sweder	75%	137.51%
Federico M. Bravo	65%	119.18%
Lucretia D. Doblado	40%	73.34%

(1)
The maximum amount takes into account the reduction factor applicable to the adjusted EPS component described below.

        The maximum percentages above supersede the maximum bonus that is provided for in the employment agreements for our named executive officers (which are described under "Employment Agreements" following the Grants of Plan-Based Awards Table). The Compensation Committee sets target and maximum annual bonus amounts, as a percentage of base salary, for each of our named executive officers, based on recommendations by the CEO. The competitive compensation assessment was used to confirm the appropriateness of the target bonus percentages. The different target bonus percentages among the named executive officers reflect their relative duties and responsibilities as well as the Compensation Committee's consideration of the factors described above in "Compensation Program–Base Salaries."

        Our named executive officers will receive payout of the adjusted EPS component according to the following schedule:

Adjusted EPS	Initial Percentage of Adjusted EPS Component Earned(1)
less than $0.84	0%
$0.84	50%
$0.93	100%
$1.11	200%

(1)
The Compensation Committee determined that, in light of the current economic conditions at the time the bonus plan was established, all adjusted EPS component bonus achievement levels would be adjusted downward by a factor of 25% (i.e., multiplied by 75%). By way of example, if the Company achieves $0.93 adjusted EPS, executives would only be eligible to earn 75% of bonus potential for the adjusted EPS component, and, in order to receive a payout at 100%, the Company would need to achieve an adjusted EPS of $0.99 (which would otherwise yield a payment of 133 1/3% of target bonus, before multiplying such payments by 75%).

        The payout percentages are linearly interpolated if adjusted EPS is between $0.84 and $0.93, or between $0.93 and $1.11. To encourage the management team to broaden its focus and to work on strategic acquisitions, EPS arising from acquisitions is included in EPS for purposes of this bonus component.

        For purposes of calculating the level of bonus earned for the adjusted EPS component of the total bonus target, diluted EPS is computed by dividing net income by the weighted-average number of shares of common stock and participating securities outstanding during the period as adjusted for the potential dilutive effect of stock options and non-vested shares of restricted stock and restricted share units using the treasury stock method. Pursuant to the Company's Executive Cash Incentive Plan, the Compensation Committee set performance goals based on EPS, on an adjusted or unadjusted basis, in its discretion. For purposes of the annual bonuses for 2009, the Compensation Committee determined that adjusted EPS is to be computed by adjusting diluted EPS for financing costs and expenses associated with the extinguishment or prepayment of debt.

        Our named executive officers will receive payout of the free cash flow component according to the following schedule:

Free Cash Flow Results	Percentage of Free Cash Flow Component Earned
less than $35 million	0%
$45 million	50%
$55 million	100%
$75 million	200%

        The payout percentages are linearly interpolated if free cash flow is between $35 million and $45 million, $45 million and $55 million, or $55 million and $75 million. In setting these targets, the Compensation Committee was aware that since 2004, the Company had never generated more that $42 million of free cash flow in any one year. For purposes of calculating the free cash flow component, "free cash flow" is defined as net cash provided by operating activities less purchases of property and equipment plus any new net cash inflow from the potential sale of the Company's ownership interests in any joint venture.

        The discretionary component was based on the achievement of individual objectives for each named executive officer, which were agreed upon with the CEO (other than the CEO's own objectives, which were set by the Compensation Committee). Based on the achievement of their individual performance goals, the named executive officers could earn up to 200% of the discretionary component. Individual performance objectives generally focused on:

  •
  completion of various long-term strategic operational, information technology, and financial improvements to enhance long-term shareholder profitability, including the execution of the Company's announced "Project 20 / 20" initiative

  •
  increased sales and profitability in certain brands and business areas;

  •
  specific cost-savings measures, such as the successful consolidation and closure of certain distribution centers; and

  •
  operational improvements in the areas of sales, distribution, customer service, product quality and sourcing, and information technology infrastructure.

        Our actual adjusted EPS for 2009 was $0.79 (resulting in an earned adjusted EPS component of 0%), and free cash flow at the end of fiscal 2009 was $133 million (resulting in an earned free cash flow component of 200%). After determining the extent to which the individual performance goals were met, the Compensation Committee determined to pay annual bonus amounts as set forth in the Summary Compensation Table below. The threshold, target and maximum amounts of the 2009 annual bonus that were possible to be earned are set forth in the Grants of Plan-Based Awards Table, and the actual amounts earned and paid are set forth in the Summary Compensation Table.

Equity Compensation

        We believe that superior results can be achieved through an ownership culture that encourages long-term performance by our executive officers through the use of share-based awards. Our equity compensation program is comprised of restricted share units and stock options granted under our 2004 Equity Incentive Plan. We believe that the use of restricted share unit and stock option awards achieves our compensation objectives because restricted share units contain time vesting features and stock options have natural performance-based orientation and/or time vesting features built-in. In 2009, in light of the unusual difficulty in projecting appropriate performance goals due to the then-current climate of economic uncertainty, the Company awarded time-based restricted share units, rather than performance-based restricted share units, which also helped the Company focus and enhance its executive retention efforts.

        Restricted share units are regarded by grantees as an award with a lower risk than stock options because, at vesting, a restricted share units award will have value equal to the market price of the underlying shares, even if there has been no appreciation in the market price of our stock during the vesting period. Stock options, even if vested, will not have any value unless the market price for our stock at the time of exercise is greater than the exercise price of the option. Our compensation program is generally designed to strike a balance between grants of stock options, which deliver value solely to the extent our share price increases, and the retention value of restricted share units, which are generally vested based on continued service to the Company. The Compensation Committee desired to limit the shareholder dilution resulting from equity-based awards, and to place extra emphasis on retention in 2009. As a result, although the equity award allocation in 2008 was evenly split between performance-based restricted share units and stock options (and, in the case of the CEO, was more heavily weighted towards stock options), the equity compensation to the named executive officers for 2009 was split 35% for stock options and 65% for time-based restricted share units on a value basis.

        The Company has an Equity Award Issuance Policy which provides guidance regarding the date when annual awards will be granted for executive and non-executive management. Annual awards for executive and non-executive management must be approved by the Committee prior to the award being offered to the employee. The grant date for such awards will be no sooner than the third business day following the Company's fiscal year-end earnings release. In order to allow all public performance information to be readily available to the public marketplace, it is the policy of the Compensation Committee to grant annual awards subsequent to the public release of its fiscal year-end earnings and to allow at least two full trading days to pass prior to granting such awards. Notwithstanding the foregoing and subject to the Company policy, under extraordinary circumstances (as determined by the Compensation Committee and explicitly set forth in a Compensation Committee resolution), annual awards for executive and non-executive management may be granted on a different date.

        The Compensation Committee established a Company-wide equity budget for 2009 by reducing the Company-wide equity budget for 2008 by approximately 20% to reflect general economic conditions affecting our industry as well as expected decline in marketplace equity compensation values.

        In determining the size of equity awards to each named executive officer, the Compensation Committee begins with a target dollar award value, rather than a target number of shares subject to the award. The target value is set based upon the responsibilities inherent in each named executive officer's position and relative to overall compensation. For example, the target value for our CEO is larger than for the other named executive officers because our CEO is in the position that has the most direct impact on corporate performance. Although target equity award sizes are set for each position, the actual size of annual dollar award value is a subjective determination based on the anticipated contribution of the executive officer to our long-term value and on many of the same material factors that the Company considers when setting other elements of compensation, including (1) the Company's evaluation of the named executive officer's performance in the preceding fiscal year; (2) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position; (3) the extent to which the long-term equity award grant value and resulting total direct compensation is within (or outside) the 2009 peer group's 25th-75th percentile levels range for long-term equity award grants for comparable positions in the Company's industry (and whether it is at the lower end or the upper end of such range); (4) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (5) the value and potential value to the executive of the other elements of the Company's compensation program; (6) the Company-wide equity budget, which is taken into account in determining the relative size of awards granted to the named executive officers to ensure there is sufficient value available for grant to the other eligible employees of the Company; and (7) the named executive officer's wealth accumulation from previous grants (with an emphasis on the extent to which outstanding equity grants are still unvested and thus continue to represent substantial retentive value) and other factors that may detract from the award's desired incentive (such as the proximity of the executive to retirement). Similar to the determinations with respect to other elements of compensation, the Company considers all relevant factors taken as a whole in setting the applicable equity grant for the fiscal year.

        2009 Grants.    Restricted share units granted to our named executive officers during the 2009 fiscal year as part of our annual equity-based compensation program were subject to time-based vesting. One-half of the shares vest upon the second anniversary of the grant and the second half vests on the third anniversary of the grant, all subject to the continued employment of the named executive officer on the vesting dates.

        Stock options granted to our named executive officers during the 2009 fiscal year vest in 25% increments over four years and have a term of seven years. In accordance with the 2004 Equity Incentive Plan, the exercise price of all stock options granted during the 2009 fiscal year have an exercise price equal to the closing market price on the grant date.

        In addition to the scheduled annual equity grants, we granted special additional time-based RSU awards with respect to 25,000 shares to each of Mr. Sweder and Ms. Doblado. Both awards vest only if the executive remains employed with us over a set period of time, with 50% of the award vesting after three years and another 50% of the award vesting after five years. These awards were made in recognition of the significant contributions made by Mr. Sweder and Ms. Doblado to the Company in 2008 and 2009, and to serve as an incentive to both executives to remain with us long-term. Mr. Sweder's achievements included the design and implementation of Project 20/20, a significant cost-reduction and working capital improvement program, and the enhancement of certain key merchandising programs. Ms. Doblado's key achievements included the successful information systems integration of the AmSan brand, as well as implementation of certain key information systems strategic projects. All of these achievements by Mr. Sweder and Ms. Doblado resulted in profitability enhancements for Interline Brands.

Other Compensation

        Executive officers also participate in our benefit plans on the same terms as other employees. These plans, which include medical, dental and life insurance, participation in a 401(k) plan and discounts on our products, are designed to enable us to attract and retain our workforce in a competitive marketplace. In 2009, the Company suspended its employer match of employee contributions to the 401(k) plan, including for the named executive officers, but has since partially reinstated this benefit in the first quarter of 2010, subject to quarterly review based on market conditions and Company performance.

        Medical, dental and life insurance benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other welfare benefit coverage. Participation in a 401(k) plan helps employees save and prepare financially for retirement. Discounts on our products help employees save on purchases of home improvement, maintenance and repair goods.

        The only perquisite we provide to our executive officers as part of our competitive compensation package is a monthly automotive allowance. The cost of this benefit constitutes only a small percentage of each executive officer's total compensation. We furnish this benefit because our executive officers are required to travel extensively as part of their responsibilities and providing the automotive allowance enables us to remain competitive in the general marketplace for executive talent.

Allocation of Elements

        Under our compensation structure, the approximate relative allocations of base salary, annual bonus and equity compensation for the 2009 fiscal year (assuming target performance was attained) varied among our named executive officers as follows:

Name	Base Salary	Annual Bonus	Equity Compensation
Michael J. Grebe	31%	20%	49%
Thomas J. Tossavainen	59%	20%	21%
Kenneth D. Sweder	31%	16%	53%
Federico M. Bravo	45%	20%	35%
Lucretia D. Doblado	34%	9%	57%

        The Company reviews the market positioning of each component of compensation for the named executive officers as part of the annual competitive compensation assessment. Therefore, the mix shown above is reflective of the competitive assessment although adjustments are considered in the context of total compensation rather than a single component.

Executive Stock Ownership Guidelines

        In March 2006, the Company adopted stock ownership guidelines for its executive officers. The purpose of these guidelines is to encourage significant ownership of stock in us by senior executives and by virtue of that ownership align the personal interests of our senior executives with those of our stockholders. The guideline for the Chief Executive Officer and Chief Operating Officer is share ownership with a value of at least six times their base salary. Other executive officers have a guideline of share ownership with a value of at least four times base salary. Based on market data provided by the compensation consultant, the most common base salary multiples are five times for the CEO and three times for the other executives. However, the Compensation Committee elected the higher multiples described above to require even greater alignment with the Company's stockholders. The higher multiples for the CEO and COO than the other named executive officers reflect their greater duties and responsibilities. Only shares that are owned outright by the executive or his or her immediate family members (including shares actually acquired through vesting or exercise of any equity awards) count towards satisfaction of the share ownership guideline.

        Our executive stock ownership guidelines do not require executives to purchase our stock in the open market or contain a timeframe within which the executive officers must meet the guidelines. Executives increase their share ownership through a variety of methods, including retaining ownership of their after-tax equity awards granted by us, more specifically 50% of such after-tax shares for the Chief Executive Officer and the Chief Operating Officer and 25% of such after-tax shares for the other executives. The named executive officers have not yet met the stock ownership guidelines due to the fact that most of the equity awards granted since the time the Company became publicly traded in December 2004 have not yet been realized through either exercise of stock options and/or vesting of restricted share units.

        The following table summarizes the share ownership value for each of the Company's named executive officers as of December 25, 2009. The values in this table assume a stock price of $17.66, the closing price of the Company's stock on the last trading day of the fiscal year ended December 25, 2009.

Name	Owned Outright	Outstanding Equity Awards(1)	Total	Share Ownership Guideline
Michael J. Grebe	$2,013,434	$3,508,058	$5,521,492	$3,780,000
Thomas J. Tossavainen	$362,895	$582,717	$945,612	$1,115,504
Kenneth D. Sweder	$136,494	$2,358,275	$2,494,769	$2,100,000
Federico M. Bravo	$318,745	$1,043,635	$1,362,380	$1,190,112
Lucretia D. Doblado	$—	$1,071,619	$1,071,619	$1,058,400

(1)
Represents the intrinsic value of vested and unvested stock options outstanding plus the market value of unvested restricted share units.

Severance and Change in Control Provisions and Agreements

        We believe that companies should provide reasonable severance benefits to their executive officers due to the greater level of difficulty they face in finding comparable employment within a short period of time. We also believe that executive officers have a greater risk of job loss or modification, as a result of a change in control transaction, than other employees.

        The principal reason for providing our executive officers severance upon a termination by us without cause or a resignation by the executive for good reason following a change in control is to offer our executive officers appropriate incentive to remain with us before, during and after any change-in-control transaction by providing them with adequate security in the event that their employment is terminated. By reducing the risk of job loss or reduction in job responsibilities of the executive officer, these change in control provisions help ensure that the executive officers support any potential change in control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in the executive officer's personal employment situation. We believe that the severance and change in control provisions within our executive officers' employment agreements or change in control agreements are consistent with our objective of motivating and retaining talented employees. In addition, similar provisions are also part of the typical employment arrangements for executive officers within our peer group and within our industry generally, and are necessary to ensure that our total employment package for executive officers remains market-competitive. The severance provisions contained in each named executive officers' employment agreement were in effect as of the Company's IPO (excluding Ms. Doblado and Mr. Sweder, who joined the Company in 2006 and 2007, respectively). The change in control severance plan adopted in 2007 was recommended by the compensation consultant taking into account a peer group competitive assessment. We believe these severance protections are appropriate, because we believe that it is in both the best interests of us and our stockholders to have (i) severance provisions within our executive officers' employment agreements, under which the executive officers will receive certain benefits and compensation if their employment is terminated by us without cause or by the executive officer for good reason; and (ii) either change in control provisions within our executive officers' employment agreements or separate change in control agreements, under which the executive officers will receive certain benefits and compensation if their employment is terminated by us without cause or by the executive officer for good reason following a change in control. See "Potential Payments Upon Termination Or Change in Control" for a detailed discussion of the terms of these agreements.

        Under our agreements with our named executive officers, in order for amounts to become payable, the change in control provisions contained in our employment agreements and change in control agreements generally require that (i) a change in control occurs and (ii) the executive officer's employment is terminated by us other than for cause or by the executive officer for good reason. In this regard,

Mr. Grebe may terminate employment for any reason within a 30-day period following the first anniversary of a change in control and this will be considered a "good reason" termination (this provision was in his employment agreement as of the Company's IPO and was meant to reward him for remaining with the Company for at least one year following a change in control). Mr. Grebe is provided a higher severance multiple than the other named executive officers to reflect his greater duties and responsibilities. The change in control severance multiples for the named executive officers are in line with peer group practice.

Tax Deductibility under Section 162(m) of the Internal Revenue Code

        In carrying out its duties, the Compensation Committee makes all reasonable efforts to maintain the Company's executive compensation within the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code, which applies to compensation of our CEO and our three other highest paid executive officers at the end of the year (other than our Chief Financial Officer). The Compensation Committee may exceed the Section 162(m) limit if it determines that abiding by the limit in given circumstances would not be in our best interest or in the best interests of our stockholders. We believe that our ability to deduct compensation attributable to our 2009 annual bonuses, and grants of stock options and restricted share units, should not be limited by Section 162(m) of the Internal Revenue Code.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by each of our named executive officers during the fiscal years ended December 25, 2009, December 26, 2008 and December 28, 2007.

Name	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
Michael J. Grebe	2009	$630,000	$641,063	$350,000	$630,000	$16,212	(3)	$2,267,275
	2008	$630,000	$644,119	$789,311	$—	$20,750	(4)	$2,084,180
	2007	$600,000	$547,313	$700,591	$666,000	$20,500	(5)	$2,534,404
Thomas J. Tossavainen	2009	$278,876	$64,106	$35,000	$92,960	$12,536	(6)	$483,478
	2008	$276,700	$202,444	$134,655	$—	$17,750	(7)	$631,549
	2007	$261,335	$177,705	$123,620	$149,542	$17,750	(8)	$729,952
Kenneth D. Sweder	2009	$350,000	$453,675	$139,999	$275,625	$12,673	(9)	$1,231,972
	2008	$293,619	$531,507	$84,948	$—	$90,840	(10)	$1,000,914
Federico M. Bravo	2009	$297,528	$149,050	$81,374	$141,822	$12,572	(11)	$682,346
	2008	$296,438	$306,719	$169,514	$—	$17,750	(7)	$790,421
	2007	$273,453	$177,705	$123,620	$172,991	$16,900	(12)	$764,669
Lucretia D. Doblado	2009	$266,538	$357,520	$87,501	$105,840	$7,200	(13)	$824,599

(1)
Represents the aggregate amount of grant date fair value (computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, see our Annual Report on Form 10-K for a complete description of the valuation assumptions used in valuing our share-based compensation).

(2)
Represents bonuses earned under our Annual Bonus Plan, which is a performance-based plan.

(3)
Consists of annual automobile allowance of $15,000 and matching contributions to 401(k) plan of $1,212.

(4)
Consists of annual automobile allowance of $15,000 and matching contributions to 401(k) plan of $5,750.

(5)
Consists of annual automobile allowance of $15,000 and matching contributions to 401(k) plan of $5,500.

(6)
Consists of annual automobile allowance of $12,000 and matching contributions to 401(k) plan of $536.

(7)
Consists of annual automobile allowance of $12,000 and matching contributions to 401(k) plan of $5,750.

(8)
Consists of annual automobile allowance of $12,250 and matching contributions to 401(k) plan of $5,500.

(9)
Consists of annual automobile allowance of $12,000 and matching contributions to 401(k) plan of $673.

(10)
Consists of annual automobile allowance of $12,000, matching contributions to 401(k) plan of $3,840 and tax gross-up of $75,000 on a previously paid relocation and living allowance package.

(11)
Consists of annual automobile allowance of $12,000 and matching contributions to 401(k) plan of $572.

(12)
Consists of annual automobile allowance of $11,400 and matching contributions to 401(k) plan of $5,500.

(13)
Consists of annual automobile allowance of $7,200.

 GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the awards granted to each of our named executive officers during the fiscal year ended December 25, 2009.

								All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Michael J. Grebe	2/25/2009	$210,105	$420,2010	$1,260,000
	2/25/2009							81,250	(2)			$641,063
	2/25/2009									111,111	$7.89	$350,000
Thomas J. Tossavainen	2/25/2009	$46,503	$93,005	$557,752
	2/25/2009							8,125	(2)			$64,106
	2/25/2009									11,111	$7.89	$35,000
Kenneth D. Sweder	2/25/2009	$87,544	$175,088	$700,000
	2/25/2009							32,500	(2)			$256,425
	2/25/2009							25,000	(3)			$197,250
	2/25/2009									44,444	$7.89	$139,999
Federico M. Bravo	2/25/2009	$64,497	$128,993	$595,056
	2/25/2009							18,891	(2)			$149,050
	2/25/2009									25,833	$7.89	$81,374
Lucretia D. Doblado	2/25/2009	$35,298	$70,595	$529,200
	2/25/2009							20,313	(2)			$160,270
	2/25/2009							25,000	(3)			$197,250
										27,778	$7.89	$87,501

(1)
Stock options granted to executive officers during the fiscal year ended December 25, 2009 vest in 25% increments over four years and may not be exercised after the expiration date of seven years from the date of grant.

(2)
One-half of these restricted share units vest on the second anniversary of the date of grant and the second half vest on the third anniversary of the date of grant, contingent upon the executive's continued employment with the Company on the applicable date.

(3)
One-half of these restricted share units vest on the third anniversary of the date of grant and the second half vest on the fifth anniversary of the date of grant, contingent upon the executive's continued employment with the Company on the applicable date.

Employment Agreements

        The following paragraphs summarize the principal provisions of the employment agreements with our named executive officers.

Michael J. Grebe

        We have entered into an employment agreement with Mr. Grebe, which became effective August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Grebe give at least 90 days' written notice of non-extension. We entered into an amendment to Mr. Grebe's employment agreement effective as of December 2, 2004 and another amendment effective as of December 31, 2008 (the latter amendment was entered into solely in connection with certain changes required by Section 409A of the Internal Revenue Code). Mr. Grebe's base salary is currently $630,000, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Grebe is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Grebe is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Thomas J. Tossavainen

        Mr. Tossavainen ceased to be Chief Financial Officer of the Company and his employment with the Company terminated effective January 8, 2010. Previously, we entered into an employment agreement with Mr. Tossavainen dated July 25, 2005, as amended on December 31, 2008 in connection with certain changes required by Section 409A of the Internal Revenue Code. The term of Mr. Tossavainen's employment agreement was from July 25, 2005 to July 25, 2006, subject to automatic one-year extensions unless we or Mr. Tossavainen gave at least 60 days' prior written notice of non-extension. Under the agreement Mr. Tossavainen's base salary was $278,876, subject to increase at the discretion of our Chief Executive Officer and Mr. Tossavainen was eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Tossavainen was also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Kenneth D. Sweder

        We have entered into an employment agreement with Mr. Sweder dated April 30, 2007, as amended on October 20, 2008 and December 31, 2008 (the latter amendment was entered into solely in connection with certain changes required by Section 409A of the Internal Revenue Code). The term of Mr. Sweder's employment agreement is from April 30, 2007 to April 30, 2008, subject to automatic one-year extensions unless we or Mr. Sweder give at least 60 days' prior written notice of non-extension. Mr. Sweder's base salary is currently $400,000, subject to increase at the discretion of our Chief Executive Officer. Mr. Sweder is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Sweder is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

        Pursuant to Mr. Sweder's employment, Mr. Sweder was granted 18,298 time-based restricted share units, 8,577 performance-based restricted share units and 30,000 stock options. One half of the time-based restricted share units vest on the third anniversary of the date of grant and the second half vest on the fifth anniversary of the date of grant, contingent upon Mr. Sweder's continued employment with the Company on the applicable date. The performance-based restricted share units vest in accordance with the Company's normal vesting schedule for performance-based restricted share units. The performance metric for these performance-based restricted share units is the two-year cumulative adjusted EPS growth during the period from December 30, 2006 to December 26, 2008. The stock options vest in 25% increments over four years and may not be exercised after the expiration date of seven years from the date of grant.

Federico M. Bravo

        We have entered into an employment agreement with Mr. Bravo dated January 7, 2004, as amended on September 27, 2004, December 2, 2004 and December 31, 2008 (the latter amendment was entered into solely in connection with certain changes required by Section 409A of the Internal Revenue Code). The term of Mr. Bravo's employment agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we or Mr. Bravo give at least 60 days' prior written notice of non-extension. Mr. Bravo's base salary is currently $297,528, subject to increase at the discretion of our Chief Executive Officer. Mr. Bravo is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Bravo is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Lucretia D. Doblado

        We have entered into an employment agreement with Ms. Doblado dated October 30, 2006, as amended on March 23, 2007 and December 31, 2008 (solely in connection with certain changes required by Section 409A of the Internal Revenue Code). The term of Ms. Doblado's employment agreement is from October 30, 2006 to October 30, 2007, subject to automatic one-year extensions unless we or Ms. Doblado give at least 60 days' prior written notice of non-extension. Ms. Doblado's base salary is currently $264,600 subject to increase at the discretion of our Chief Executive Officer. Ms. Doblado is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Ms. Doblado is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes the number of securities underlying the equity awards held by each of our named executive officers as of the fiscal year ended December 25, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael J. Grebe	303	—			$137.11	2/5/2013	81,250	(1)	$1,434,875
	303	—			$410.51	2/5/2013
	302	—			$1,669.13	2/5/2013
	371,289	—			$15.00	12/15/2014
	125,673	—			$21.75	12/15/2014
	125,673	—			$26.25	12/15/2014
	54,254	18,084	(2)		$23.32	3/13/2013
	3,698	1,232	(2)		$23.25	3/14/2013
	49,243	49,242	(2)		$20.79	3/1/2014
	2,424	2,423	(2)		$20.85	3/2/2014
	28,017	84,052	(2)		$19.63	2/26/2015
	1,262	3,785	(2)		$19.62	2/27/2015
	—	111,111	(2)		$7.89	2/25/2016
Thomas J. Tossavainen	15	—			$41.05	2/5/2013	8,125	(4)	$143,488
	124,314	—			$15.00	12/15/2014
	14,106	4,702	(3)		$23.32	3/13/2013
	761	254	(3)		$23.25	3/14/2013
	8,609	8,609	(3)		$20.79	3/1/2014
	508	507	(3)		$20.85	3/2/2014
	4,742	14,224	(3)		$19.63	2/26/2015
	254	760	(3)		$19.62	2/27/2015
	—	11,111	(3)		$7.89	2/25/2016
Kenneth D. Sweder	15,000	15,000	(5)		$21.86	4/30/2014	68,399	(6)	$1,207,926
	5,604	16,810	(5)		$19.63	2/26/2015				40,551	(7)	$716,131
	—	44,444	(5)		$7.89	2/25/2016
Federico M. Bravo	15	—			$41.05	2/5/2013	21,391	(8)	$377,765
	155,444	—			$15.00	12/15/2014
	14,106	4,702	(9)		$23.32	3/13/2013
	761	254	(9)		$23.25	3/14/2013
	8,609	8,609	(9)		$20.79	3/1/2014
	508	507	(9)		$20.85	3/2/2014
	6,035	18,103	(9)		$19.63	2/26/2015
	254	760	(9)		$19.62	2/27/2015
	—	25,833	(9)		$7.89	2/25/2016
Lucretia D. Doblado	6,026	6,026	(10)		$20.79	3/1/2014	45,313	(11)	$800,228
	4,310	12,931	(10)		$19.63	2/26/2015
	—	27,778	(10)		$7.89	2/25/2016

(1)
Mr. Grebe's time-based restricted share units vest as follows: (a) 40,625 on each of February 25, 2011 and February 25, 2012.

(2)
Mr. Grebe's unexercisable stock options vest as follows: (a) 18,084 on March 13, 2010; (b) 1,232 on March 14, 2010; (c) 24,621 on each of March 1, 2010 and March 1, 2011; (d) 1,212 on March 2, 2010 and 1,211 on March 2, 2011; (e) 28,017 on each of February 26, 2010 and February 26, 2011 and 28,018 on February 26, 2012; (f) 1,262 on each of February 27, 2010 and February 27, 2011 and 1,261 on February 27, 2012; and (g) 27,778 on each of February 25, 2010, February 25, 2011 and February 25, 2012 and 27,777 on February 25, 2013.

(3)
Mr. Tossavainen's unexercisable stock options were scheduled to vest as follows: (a) 4,702 on March 13, 2010; (b) 254 on March 14, 2010; (c) 4,304 on March 1, 2010 and 4,305 on March 1, 2011; (d) 254 on March 2, 2010 and 253 on March 2, 2011; (e) 4,741 on February 26, 2010, 4,742 on February 26, 2011 and 4,741 on February 26, 2012; (f) 253 on February 27, 2010, 254 on February 27, 2011 and 253 on February 27, 2012; and (g) 2,778 on each of February 25, 2010, February 25, 2011 and February 25, 2012 and 2,777 on February 25, 2013. As a result of Mr. Tossavainen's departure on January 8, 2010, his unexercisable stock options as of that date were forfeited.

(4)
Mr. Tossavainen's time-based restricted share units were scheduled to vest as follows: (a) 4,062 on February 25, 2011 and 4,063 February 25, 2012. As a result of Mr. Tossavainen's departure on January 8, 2010, his unexercisable time-based restricted share units as of that date were forfeited.

(5)
Mr. Sweder's unexercisable stock options vest as follows: (a) 7,500 on each of April 30, 2010 and April 30, 2011; (b) 5,603 on February 26, 2010, 5,604 on February 26, 2011 and 5,603 on February 26, 2012; and (c) 11,111 on each of February 25, 2010, February 25, 2011, February 25, 2012 and February 25, 2013.

(6)
Mr. Sweder's time-based restricted share units vest as follows: (a) 9,149 on April 30, 2010; (b) 875 on each of February 26, 2011 and February 26, 2013; (c) 16,250 on each of February 25, 2011 and February 25, 2012; and (d) 12,500 on each of February 25, 2012 and February 25, 2014.

(7)
Mr. Sweder's market-based restricted share units vest on the earlier of: (a) October 20, 2012, provided that the average daily closing price of a share of the Company's common stock during any 20-consecutive-trading-day period ("Average Closing Price") commencing on or after October 20, 2008 equals or exceeds $32.50 prior to October 20, 2012; and (b) the date (the "Residual Vesting Date") that is the later of (1) the date on which the Average Closing Price equals or exceeds $35.00 and (2) October 20, 2013, provided that the Residual Vesting Date occurs not later than October 20, 2015.

(8)
Mr. Bravo's time-based restricted share units vest as follows: (a) 1,250 on each of February 26, 2011 and February 26, 2013; and (b) 9,445 on February 25, 2011 and 9,446 February 25, 2012.

(9)
Mr. Bravo's unexercisable stock options vest as follows: (a) 4,702 on March 13, 2010; (b) 254 on March 14, 2010; (c) 4,304 on March 1, 2010 and 4,305 on March 1, 2011; (d) 254 on March 2, 2010 and 253 on March 2, 2011; (e) 6,034 on February 26, 2010, 6,035 on February 26, 2011 and 6,034 on February 26, 2012; (f) 253 on February 27, 2010, 254 on February 27, 2011 and 253 on February 27, 2012; and (g) 6,458 on each of February 25, 2010, February 25, 2011 and February 25, 2012 and 6,459 on February 25, 2013.

(10)
Ms. Doblado's unexercisable stock options vest as follows: (a) 3,103 on each of March 1, 2010 and March 1, 2011; (b) 4,310 on each of February 26, 2010, 6,035 and February 26, 2011 and 4,311 on February 26, 2012; and (c) 6,944 on February 25, 2010, 6,945 on February 25, 2011, 6,944 on February 25, 2012 and 6,945 on February 25, 2013.

(11)
Mr. Doblado's time-based restricted share units vest as follows: (a) 10,156 on February 25, 2011 and 10,157 February 25, 2012; and (b) 12,500 on each of February 25, 2012 and February 25, 2014.

 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes the stock options exercised and stock vested by each of our named executive officers during the fiscal year ended December 25, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Michael J. Grebe	—	$—	—		$—
Thomas J. Tossavainen	—	$—	—		$—
Kenneth D. Sweder	—	$—	9,149	(1)	$118,571
Federico M. Bravo	—	$—	—		$—
Lucretia D. Doblado	—	$—	—		$—

(1)
In accordance with the applicable restricted stock and restricted share unit agreement, a total of 2,420 shares were withheld to cover the tax associated with the value realized on vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following summaries set forth potential payments payable to our executive officers upon termination of employment or a change in control of us under their current employment agreements, or change in control agreements.

Michael J. Grebe

        Mr. Grebe's employment may be terminated by us for "cause" (as defined below) or by Mr. Grebe for any reason upon 30 days' prior written notice, which notice must be authorized by a majority of the members of our Board of Directors in the case of a termination for cause. Upon either such termination, we are required to pay his accrued and unpaid base salary and benefits through the date of termination.

        If Mr. Grebe's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. Unless otherwise provided by the award agreement entered into by Mr. Grebe at the time he was granted a particular equity award, upon termination of Mr. Grebe's employment as a result of disability or death, Mr. Grebe's unvested equity awards will be forfeited, and he or his estate will have until the earlier of the stock option's expiration date or one year from date of termination to exercise any vested stock options.

        If Mr. Grebe's employment is terminated by us "without cause," or by Mr. Grebe for "good reason" (as defined below), upon 10 days' prior written notice, Mr. Grebe will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination, to be paid over a two year period following his termination. In addition, Mr. Grebe may terminate employment for any reason within a 30-day period following the first anniversary of a change in control of us and this will be considered a "good reason" termination. If Mr. Grebe's employment is terminated under any of the circumstances described in this paragraph following or otherwise in connection with a change in control of us, all of his severance will be paid in a lump sum. Mr. Grebe will also be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. In addition, Mr. Grebe's employment agreement provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our other plans or arrangements that are considered an "excess parachute payment" under the Internal Revenue Code. All severance payments under this agreement are conditioned upon and subject to Mr. Grebe's execution of a general waiver and release. Upon termination of his employment without cause or for good reason, Mr. Grebe will forfeit any outstanding unvested stock option awards and he will have until the earlier of a stock option's expiration date or 120 days from date of termination to exercise any vested stock options. He will also become fully vested in any unvested equity awards in the event of a change in control of us.

        If Mr. Grebe's employment agreement is not renewed on account of us giving notice to Mr. Grebe of our desire not to extend his employment term, this termination will be treated as a termination "without cause" entitling Mr. Grebe to the severance outlined above.

        Mr. Grebe is subject to a non-compete agreement during his employment and for a period of (i) one year following the termination of his employment by us for cause or by Mr. Grebe without good reason and (ii) two years following the termination of his employment by us without cause or by Mr. Grebe for good reason. Following the termination of his employment by us for cause or by Mr. Grebe without good reason, Mr. Grebe is also subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. Mr. Grebe is also subject to a confidentiality agreement during and after his employment with us.

        In the event of a change in control of us, Mr. Grebe will also be entitled to a "success" bonus in an amount which will be negotiated in good faith and agreed upon between Mr. Grebe and us. This success bonus will be paid in cash to Mr. Grebe in a lump sum on the date of the closing of such change in control.

        For purposes of Mr. Grebe's employment agreement, "cause" is defined as (1) conviction of, or pleading nolo contendere to, a felony or any other crime involving the trading of securities, mail or wire fraud, theft or embezzlement of our property, (2) gross negligence in performance of duties, (3) willful misconduct or material breach of the employment agreement or (4) failure to follow lawful instructions of the Board. "Good reason" is defined as (1) a material reduction in position, duties, title or authority, (2) a reduction in compensation or a reduction in aggregate benefits (other than generally applicable benefit reductions), (3) a failure by us to pay compensation or benefits to Mr. Grebe when due, (4) a change in Mr. Grebe's principal employment location by more than 35 miles, if this would materially increase his commute, or (5) any other material breach by us of Mr. Grebe's employment agreement, or (6) our failure to nominate Mr. Grebe for election to our Board of Directors.

        For purposes of Mr. Grebe's employment agreement, "change in control" generally means (1) the acquisition by an unrelated third party, pursuant to a sale, merger, consolidation, reorganization or similar transaction, of more than 50% of our common stock, (2) the liquidation or dissolution of us or a sale of substantially all of our assets, or (3) at any time after August 13, 2006, a change in a majority of the membership of our Board of Directors as such membership was constituted on August 13, 2004 (the "Incumbent Board"), excluding membership changes approved by a two-thirds majority of the Incumbent Board; provided, however, that a "change in control" will not be deemed to occur unless it is a qualifying change in control event under Section 409A of the Internal Revenue Code.

Thomas J. Tossavainen, Kenneth D. Sweder, Federico M. Bravo and Lucretia D. Doblado

        The executive's employment may be terminated by us for "cause" (as defined in each executive's employment agreement). Upon termination of the executive's employment for "cause," we will pay his or her accrued and unpaid base salary and benefits (as defined in his or her employment agreement) through the date of termination.

        If the executive's employment terminates due to disability or death, the executive or his or her estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. Unless otherwise provided by the award agreement entered into by the executive at the time the executive was granted a particular equity award, upon termination of the executive's employment as a result of disability or death, the executive will forfeit any outstanding unvested equity awards and the executive or the executive's estate will have until the earlier of the stock option's expiration date or one year from date of termination to exercise any vested stock options.

        If the executive's employment is terminated by us "without cause", or by the executive for "good reason" (as defined in his or her employment agreement), the executive will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his or her base salary for a period of one year (eighteen months for Mr. Sweder and two years for Mr. Tossavainen) from the date of termination, (iii) continuation of his or her medical and dental benefits at our expense for a period of one year (eighteen months for Mr. Sweder and two years for Mr. Tossavainen) following his or her termination and (iv) a pro rata bonus for the calendar year in which termination occurs. All severance payments are conditioned upon and subject to the executive's execution of a general waiver and release. The executive is required to provide us 30 days' advance written notice in the event the executive terminates the executive's employment other than for "good reason." Upon termination of his or her employment without cause or for good reason, the executive will forfeit any outstanding unvested equity awards and the executive will have until the earlier of a stock option's expiration date or 120 days from date of termination to exercise any vested stock options.

        As a result of us giving notice to Mr. Tossavainen of our desire not to extend his employment term, Mr. Tossavainen is currently entitled to the severance benefits due upon a termination by us "without cause" outlined immediately above.

        The executive's employment agreement provides that the executive is subject to a non-compete agreement during his or her employment and for one year (two years, for Mr. Sweder) thereafter. The executive is subject to a non-solicitation agreement during his or her employment and for two years (three years, for Mr. Sweder) thereafter. The executive is subject to a confidentiality agreement during and after his or her employment with us.

        For purposes of the executive's employment agreement, "cause" is defined as (1) gross neglect or willful failure to perform duties, (2) a willful act by the executive against us or which causes or is intended to harm us, (3) conviction of, or plea of no contest or guilty to, a felony, or lesser offence involving dishonesty, the theft of our property or moral turpitude, or (4) a material breach of the employment agreement by the executive which is not cured within 20 days of receipt of notice from us.

        For purposes of the executive's employment agreement, "good reason" is defined as (1) a material breach of the terms of the employment agreement by us, (2) a change in the executive's place of employment by more than 35 miles, if this would materially increase the executive's commute, or (3) a material diminution of the executive's responsibility which is not cured by us within 20 days of receipt of notice from the executive.

        In March 2007, we entered into a change in control agreement with each of Mr. Tossavainen, Mr. Bravo and Ms. Doblado, and, on April 30, 2007, we entered into a change in control agreement with Mr. Sweder, which was then amended on October 20, 2008. This change in control agreement has a perpetual term, although we may unilaterally amend it with one year's notice. The change in control agreement provides that in the event that the executive is terminated by us "without cause" (as defined in the change in control agreement), or by the executive for "good reason" (as defined in the change in control agreement) within two years following a change in control of us, the executive will be entitled to receive in a cash lump sum (i) any accrued and unpaid base salary and benefits, (ii) a pro rata bonus for the calendar year in which termination occurs, (iii) an amount equal to 1.5 times (1.75 times, for Mr. Sweder) the sum of the executive's base salary and bonus, and (iv) continuation of his or her medical benefits at our expense for a period of 18 months (21 months, for Mr. Sweder) following his or her termination.

        In the event of a change in control of us, the executive will also become fully vested in any unvested stock options, restricted stock awards or time-based restricted stock unit awards (unless, in the case of the latter, such restricted stock units are assumed or replaced with an equivalent award). Upon a change in control, the executive's performance-based restricted stock units will be treated as follows:

  •
  in a change in control that occurs prior to the first anniversary of the grant date:

  (i)
  if executive's restricted stock units are assumed or replaced by an equivalent award, then 50% of the target number of restricted stock units under executive's award (the "target award") will vest on each of the second and third anniversaries of the grant date, subject to executive's continued service with the Company, and any restricted stock units exceeding the target award will be forfeited; or

  (ii)
  if executive's restricted stock units are not assumed or replaced by an equivalent award, then the target award will vest in full upon the change in control with any restricted stock units exceeding the target award forfeited.

  •
  in a change of control that occurs after the first anniversary of the grant date but prior to the second anniversary of the grant date:

  (i)
  if executive's restricted stock units are assumed or replaced by an equivalent award, then a number of restricted stock units determined based on the extent to which the award's performance targets have been met during the performance period measured up to the date of the change of control (with appropriate adjustments made by the Compensation Committee to reflect the shortened performance period) (the "achieved restricted stock units") will vest, 50% on each of the second and third anniversaries of the grant date, subject to executive's continued service with the Company, and any restricted stock units not so achieved will be forfeited; or

  (ii)
  if executive's restricted stock units are not assumed or replaced by an equivalent award, then the achieved restricted stock units will vest in full upon the change in control, and any restricted stock units not so achieved will be forfeited.

        In addition, the executive's change in control agreement provides for a tax gross-up for any amounts due or paid to him or her under the change in control agreement or any of our other plans or arrangements that are considered an "excess parachute payment" under the Internal Revenue Code, provided that the "excess parachute payments" are at least 110% of the "safe harbor" amount that would result in no excise tax liability. All severance payments under the change in control agreement are conditioned upon and subject to the executive's execution of a general waiver and release.

        The executive is subject to restrictive covenants under the executive's change in control agreement that are the same as those under his or her employment agreement.

        For purposes of the executive's change in control agreement:

  •
  "cause" is defined as (1) the executive's conviction of, or pleading nolo contendere to, a felony, (2) gross neglect of duties, (3) willful misconduct in connection with the performance of duties, which results in material and demonstrable damage to us or (4) failure to follow the lawful directions of the Board, consistent with the executive's position with us;

  •
  "good reason" is defined as (1) a material and adverse change in duties and responsibilities, (2) a material breach the terms of the executive's employment agreement by us, (3) a reduction in annual base salary or target annual bonus, (4) a change in the executive's principal employment location by more than 35 miles, if this would increase his or her commute by more than 20 miles, (5) substantially greater business travel, (6) a reduction of more than 5% in aggregate benefits, (7) failure to provide paid vacation, (8) termination of employment in a manner inconsistent with the notice provisions of the change in control agreement, or (9) failure by us to obtain the assumptions and guarantees from any successor or parent corporation; and

  •
  "change in control" generally means (1) the acquisition by an unrelated third party, pursuant to a sale, merger, consolidation, reorganization or similar transaction, of more than 50% of our common stock, (2) the liquidation or dissolution of us or a sale of substantially all of our assets, (3) during any 24-month period, a change in a majority of the membership of our Board of Directors (the "Incumbent Board"), excluding membership changes approved by a majority of the Incumbent Board, or (4) a merger, reorganization or consolidation of us; provided, however, that a "change in control" will not be deemed to occur unless it is a qualifying change in control event under Section 409A of the Internal Revenue Code.

Incremental Payments Associated With an Involuntary Termination Without Cause or for Good Reason in the Absence of a Change in Control

        The following table summarizes the incremental payments associated with the termination of each of our named executive officers by us without cause or by such named executive officers for good reason on December 25, 2009, in the absence of a change in control. The values in this table assume a stock price of $17.66, the closing price of our stock on the last trading day of the fiscal year ended December 25, 2009, and include all outstanding grants. Actual values will depend on the actual stock price and the actual compensation figures at the time of termination of employment.

Name	Cash Severance		Intrinsic Value of Stock Options (1)	Restricted Shares (2)	Performance Shares (3)	Benefits		Total
Michael J. Grebe	$2,124,000	(4)	$—	$1,434,875	$—	$24,744	(5)	$3,583,619
Thomas J. Tossavainen	$650,712	(6)	$—	$143,488	$—	$30,024	(5)	$824,224
Kenneth D. Sweder	$700,000	(7)	$—	$1,369,498	$—	$22,518	(9)	$2,092,016
Federico M. Bravo	$426,457	(8)	$—	$377,765	$—	$15,780	(10)	$820,002
Lucretia D. Doblado	$335,160	(8)	$—	$800,228	$—	$12,372	(10)	$1,147,760

(1)
Unvested stock options are forfeited in the event of an involuntary termination without cause; no incremental value.

(2)
Represents the value of unvested restricted shares that would automatically vest upon an involuntary termination without cause.

(3)
Unvested performance shares are forfeited in the event of an involuntary termination without cause; no incremental value.

(4)
Calculated as two times the sum of base salary plus the average of the annual bonuses paid during the three fiscal years prior to termination.

(5)
Represents the value of two years of continued health and welfare benefits.

(6)
Calculated as two times the sum of base salary plus the pro-rated bonus amount (pro-rated at 100% as calculation is as of December 25, 2009) earned for the year of termination, assuming for this purpose that the Company paid the minimum amount contractually required.

(7)
Calculated as 1.5 times the sum of base salary plus the pro-rated bonus amount (pro-rated at 100% as calculation is as of December 25, 2009) earned for the year of termination, assuming for this purpose that the Company paid the minimum amount contractually required.

(8)
Calculated as one times the sum of base salary plus the pro-rated bonus amount (pro-rated at 100% as calculation is as of December 25, 2009) earned for the year of termination, assuming for this purpose that the Company paid the minimum amount contractually required.

(9)
Represents the value of eighteen months of continued health and welfare benefits.

(10)
Represents the value of one year of continued health and welfare benefits.

Incremental Payments Associated With an Involuntary Termination as a Result of Disability or Death

        The following table summarizes the incremental payments associated with the termination of each of our named executive officers as a result of disability or death on December 25, 2009. The values in this table assume a stock price of $17.66, the closing price of our stock on the last trading day of the fiscal year ended December 25, 2009, and include all outstanding grants. Actual values will depend on the actual stock price and compensation figures at the time of termination of employment.

Name	Cash Severance		Intrinsic Value of Stock Options (1)	Restricted Shares (2)	Performance Shares (3)	Total
Michael J. Grebe	$1,680,000	(4)	$1,085,554	$1,434,875	$—	$4,200,429
Thomas J. Tossavainen(6)	$92,960	(5)	$108,554	$143,488	$—	$345,002
Kenneth D. Sweder	$175,000	(5)	$434,218	$1,369,498	$716,131	$2,694,847
Federico M. Bravo	$128,929	(5)	$252,388	$377,765	$—	$759,082
Lucretia D. Doblado	$70,560	(5)	$271,391	$800,228	$—	$1,142,179

(1)
Represents the value of unvested stock options that would automatically vest upon an involuntary termination due to disability or death.

(2)
Represents the value of unvested restricted shares that would automatically vest upon an involuntary termination due to disability or death.

(3)
Represents the value of target performance shares that would automatically vest upon termination as a result of disability or death.

(4)
Calculated as two times base salary plus the pro-rated bonus amount (pro-rated at 100% as calculation is as of December 25, 2009) earned for the year of termination, assuming for this purpose that the Company paid the minimum amount contractually required.

(5)
Calculated as the pro-rated bonus amount (pro-rated at 100% as calculation is as of December 25, 2009) earned for the year of termination, assuming for this purpose that the Company paid the minimum amount contractually required.

(6)
As a result of the termination of Mr. Tossavainen's employment on January 8, 2010, Mr. Tossavainen is entitled to receive the payments under his employment agreement applicable to a termination without cause and is no longer eligible to receive the payments reflected in this table.

Incremental Payments Associated With a Change In Control Termination

        The following table summarizes the incremental payments associated with a termination in connection with a change in control for each of our named executive officers if the change in control had occurred as of December 25, 2009. The values in this table assume a stock price of $17.66, the closing price of our stock on the last trading day of the fiscal year ended December 25, 2009, and include all outstanding grants. Actual values will depend on the actual stock price and compensation figures at the time of termination of employment.

Name	Cash Severance		Intrinsic Value of Stock Options (1)	Restricted Shares (2)	Performance Shares (3)	Benefits		Excise Tax Gross-Up		Total
Michael J. Grebe	$2,124,000	(4)	$1,085,554	$1,434,875	$—	$24,744	(5)	$—	(6)	$4,669,173
Thomas J. Tossavainen(11)	$706,328	(7)	$108,554	$143,488	$—	$22,518	(8)	$—	(6)	$980,888
Kenneth D. Sweder	$1,001,263	(9)	$434,218	$1,369,498	$716,131	$26,271	(10)	$1,070,260		$4,617,641
Federico M. Bravo	$807,325	(7)	$252,388	$377,765	$—	$23,670	(8)	$—	(6)	$1,461,148
Lucretia D. Doblado	$582,660	(7)	$271,391	$800,228	$—	$18,558	(8)	$375,274		$2,048,111

(1)
Unvested stock options vest immediately upon a change in control. All outstanding stock options have no intrinsic value.

(2)
Represents the value of unvested restricted shares that would automatically vest upon a termination subsequent to a change in control.

(3)
Represents the value of target performance shares that would automatically vest upon termination following a change in control.

(4)
Calculated as two times the sum of base salary plus the average of the annual bonuses paid during the three fiscal years prior to termination. Mr. Grebe is also eligible for a success bonus in an amount to be negotiated in good faith and agreed upon between Mr. Grebe and us (amount not reflected in the table above).

(5)
Represents the value of two years of continued health and welfare benefits.

(6)
No excise tax is incurred.

(7)
Calculated as the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of December 25, 2009) plus 1.5 times the sum of base salary and the average of the annual bonuses paid during the three fiscal years prior to termination.

(8)
Represents the value of eighteen months of continued health and welfare benefits.

(9)
Calculated as the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of December 25, 2009) plus 1.75 times base salary plus the average of the annual bonuses paid during the three fiscal years prior to termination.

(10)
Represents the value of twenty-one months of continued health and welfare benefits.

(11)
As a result of the termination of Mr. Tossavainen's employment on January 8, 2010, Mr. Tossavainen is entitled to receive the payments under his employment agreement applicable to a termination without cause and is no longer eligible to receive the payments reflected in this table.

RELATED PARTY TRANSACTIONS

        We recognize that related party transactions may present potential or actual conflicts of interest and may create the appearance that Company decisions are based on considerations other than the best interests of Interline and its stockholders. Therefore, the Board has adopted a written policy which provides that prior to entering into any related party transaction, a formal written notice has to be submitted to the Chief Financial Officer and General Counsel, disclosing all relevant terms of the proposed transaction. If the legal department determines that the proposed transaction is a related party transaction, it shall refer it to the Audit Committee for review. The Audit Committee shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company. For purposes of this policy, a "related party transaction" is a transaction, arrangement or relationship in which the Company and/or any of its subsidiaries participate and in which any related party has a direct or indirect interest. Related parties include executive officers, directors, vice presidents, director nominees, beneficial owners of more than 5% of the Company's voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has a beneficial ownership interest.

        Item 404(a) of SEC Regulation S-K requires disclosure of various transactions with related persons since the beginning of the last fiscal year, or that are currently proposed, and in which the Company was or is to be a participant, the amount involved exceeds $120,000 and any related person had or will have a direct or indirect material interest in the transaction. No transactions occurred in the last fiscal year or are currently proposed that require disclosure under this regulation.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee (the "Committee") oversees the Company's financial reporting, internal controls, and audit function process on behalf of the Board of Directors. The Committee is composed of three directors. The members of the Committee are independent as such term is defined under the New York Stock Exchange's listing standards. The Committee adopted a written charter during fiscal 2004, a copy of which is available on the Company's website. The members of the Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company's financial statements.

        The Committee reviewed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and of the effectiveness of the Company's internal control over financial reporting, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X (Communication with Audit Committees). In addition, the Committee has discussed with the Company's independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to the Company, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Committee discussed with the Company's internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the Company's internal auditors and its independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 25, 2009 for filing with the SEC. The Committee also appointed, and the Board of Directors is proposing, that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year.

                      AUDIT COMMITTEE
                      Mr. Barry J. Goldstein, Chairman
                      Mr. John J. Gavin
                      Mr. Drew T. Sawyer

 PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee has selected Deloitte & Touche LLP as independent registered public accountants to audit our books, records and accounts and those of our subsidiaries for the fiscal year ended December 31, 2010. Your Board has endorsed this appointment. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Interline and its stockholders. Deloitte & Touche LLP audited our consolidated financial statements for fiscal years ended December 25, 2009, December 26, 2008 and December 28, 2007. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following is a summary of the fees billed to us by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 25, 2009 and December 26, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
	(in thousands)
Audit Fees	$1,129.8	$1,136.5
Audit-Related Fees	33.0	78.5
Tax Fees	15.1	9.0

Total Fees	$1,177.9	$1,224.0

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of our annual consolidated financial statements and internal control over financial reporting, review of interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, professional services relating to the filing of Form S-3, and other services provided in connection with our statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits and various attest services.

        Tax Fees.    Consists of fees for tax services including compliance, planning and advice.

        Our Audit Committee pre-approves and is responsible for the engagement of all services provided by our independent registered public accountants.

Vote Required

        The appointment of Deloitte & Touche LLP as our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

        Your Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.

 STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2011 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary of the Company at the address of the principal executive offices of the Company no later than November 25, 2010. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in our Proxy Statement for the 2011 Annual Meeting will be ineligible for presentation at the 2011 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the address of the principal executive offices of the Company. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the first anniversary of the 2010 Annual Meeting of Stockholders. The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

        You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

                  U.S. Securities and Exchange Commission
                  Division of Corporation Finance
                  100 F Street, N.E.
                  Washington, DC 20549

or through the SEC's website: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

 OTHER MATTERS

        Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to grant your proxy promptly.

By Order of the Board of Directors,

Michael Agliata Vice President, General Counsel & Secretary

Jacksonville, Florida
March 25, 2010

        Interline's 2009 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Interline Brands, Inc., 701 San Marco Boulevard, Jacksonville, FL 32207, Attention: Investor Relations. The request must include a representation by the stockholder that as of March 8, 2010, the stockholder was entitled to vote at the Annual Meeting.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominees are participating in the practice of "householding" proxy statements and annual reports. This means that beneficial owners of our common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2009 Annual Report on Form 10-K. We will promptly deliver an additional copy of either document to you if you write or call us at: Interline Brands, Inc., 701 San Marco Boulevard, Jacksonville, FL 32207, Attention: Investor Relations (904) 421-1400.

*** Exercise Your Right to Vote ***

INTERLINE BRANDS, INC.

INTERLINE BRANDS, INC.

701 SAN MARCO

BOULEVARD JACKSONVILLE,

FL 32207

Investor	Address Line 1
Investor	Address Line 2
Investor	Address Line 3
Investor	Address Line 4
Investor	Address Line 5

John  Sample

1234  ANYWHERE  STREET

ANY  CITY,  ON   A1A   1A1

1   OF   2

12

15

Meeting Information

Meeting Type:  Annual Meeting

For holders as of:  March 08, 2010

Date:  May 06, 2010          Time:  9:00 AM EDT

Location:	The Hyatt Regency
Jacksonville Riverfront

225 East Coastline Drive
Jacksonville, Florida

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

B A R C O D E

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
# of # Sequence #

0000047768_1

—   Before You   —

How to Access the Proxy

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement              2. Form 10K Wrap

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*                 If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2010 to facilitate timely delivery.

—   How To Vote   —

Please Choose One of The Following Voting

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000047768_2

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
Nominees
01 Michael J. Grebe	02 Gideon Argov	03 Randolph W. Melville

The Board of Directors recommends you vote FOR the following proposal(s):

2                  Proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of Interline Brands, Inc. for the fiscal year ending December 31, 2010.

3                  In their discretion, upon such other matters that may properly come before the meeting or any adjournments thereof.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

  0000  0000  0000

B A R C O D E

Broadridge Internal Use Only

xxxxxxxxxx

xxxxxxxxxx

Cusip

Job  #

Envelope  #

Sequence  #

# of # Sequence  #

0000047768_3

Reserved for Broadridge Internal Control Information

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

THIS  SPACE RESERVED  FOR SIGNATURES   IF APPLICABLE

Broadridge Internal Use Only

Job  #

Envelope  #

Sequence  #

#  of  # Sequence  #

0000047768_4

INTERLINE BRANDS, INC.

701 SAN MARCO BOULEVARD

JACKSONVILLE, FL 32207

Investor   Address Line 1

Investor   Address Line 2

Investor   Address Line 3

Investor   Address Line 4

Investor   Address Line 5

John Sample

1234  ANYWHERE  STREET

ANY  CITY,  ON   A1A   1A1

1	OF	2
1
1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS  A

THE COMPANY NAME INC. - CLASS  B

THE COMPANY NAME INC. - CLASS  C

THE COMPANY NAME INC. - CLASS  D

THE COMPANY NAME INC. - CLASS  E

THE COMPANY NAME INC. - CLASS  F

THE COMPANY NAME INC. - 401 K

CONTROL #    000000000000

SHARES	123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN  BLUE OR BLACK INK AS FOLLOWS:   ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1. Election of Directors
Nominees

01 Michael J. Grebe	02 Gideon Argov	03 Randolph W. Melville

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	Proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of Interline Brands, Inc. for the fiscal year ending December 31, 2010.	☐	☐	☐

3	In their discretion, upon such other matters that may properly come before the meeting or any adjournments thereof.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address change/comments, mark here.
(see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Investor   Address Line 1

Investor   Address Line 2

Investor   Address Line 4

Investor   Address Line 5

John  Sample

1234 ANYWHERE  STREET

ANY  CITY,  ON      A1A   1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners attorney, executor, administrator, or other fiduciary, please give full should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	JOB #	Signature (Joint Owners) Date

SHARES

CUSIP #

SEQUENCE  #

02   00000000000

0000047769_1       R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10K Wrap is/are available at www.proxyvote.com

INTERLINE BRANDS, INC.

701 SAN MARCO BOULEVARD

JACKSONVILLE, FL 32207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2010

The stockholder(s) hereby appoint(s) Michael Agliata and David C. Serrano, or either of them, as proxies holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Interline Brands, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on May 6, 2010, at The Hyatt Regency Jacksonville Riverfront, 225 East Coastline Drive, Jacksonville, Florida 32202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000047769_2       R2.09.05.010